Registration Number: 333-62994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bernard, Allan & Edwards, Inc. (Name of small business issuer in its charter)

Florida (State or jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	41-1964282 (I.R.S. Employer Identification No.)
1016 Shore Acres Drive, Leesburg, Florida 34748 (800) 769-1037
(Address and telephone number of principal executive offices)
1016 Shore Acres Drive, Leesburg, Florida 34748
(Address of principal place of business or intended principal place of business)
Michael B. McLaughlin, Sr. 1016 Shore Acres Drive Leesburg, Florida 34748 (800) 769-1037 With copies to M. Peter Amaral, Esq. P.O. Box 971086 Boca Raton, FL 33497-1086
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable following the effective date.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit (6)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	177,100 shares	$4.00 (1)	$708,400.00	$177.10
Common Stock	1,416,800 shares	$1.25 (2)	$1,771,000.00	$442.75
Common Stock	442,750 shares	$4.00 (3)	$1,771,000.00	$442.75
Common Stock	200,000 shares	$4.50 (4)	$900,000.00	$225.00
Common Stock Unit	177,100 units	(5)	(5)	(5)
Warrant A	177,100 warrants	(5)	(5)	(5)
Warrant B	177,100 warrants	(5)	(5)	(5)
			TOTAL FEE PAID	$1,287.60

(1) Based upon the highest price at which the warrants contained in the Units may be exercised.

(2) Based upon the exercise price of the Warrant A.

(3) Based upon the exercise price of the Warrant B

(4) Based upon the exercise price of the Heartland Warrants

(5) Included in the calculation of the fee of the underlying common stock.

(6) There is no public market for Bernard, Allan & Edwards s securities. Used only for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

BERNARD, ALLAN & EDWARDS, INC.

Cross-Reference Sheet

Item	Caption	Location
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Outside Front Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3.	Summary Information and Risk Factors	Not Applicable; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Selling Security Holders
8.	Plan of Distribution	Plan of Distribution; Selling Security Holders
9.	Legal Proceedings	Business; Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Stockholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
14.	Disclosure of Commission Position on Indemnification for Securities Act Liability	Indemnification of Officers and Directors
15.	Organization within Last Five Years	Organization within Last Five Years; Recent Sales of Unregistered Securities
16.	Description of Business	Business; Risk Factors; Financial Statements; Use of Proceeds
17.	Management s Discussion and Analysis or Plan of Operation	Management s Discussion and Analysis of Financial Condition and Results of Operation
18.	Description of Property	Description of Property
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of the Common Stock and Other Securities; Market for Common Equity and Related Shareholder Matters
21.	Executive Compensation	Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	Not Applicable

The information is this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October 23, 2001.

This is an initial our initial public offering.

Our securities are not listed on NADAQ or any other national securities exchange or listing service.

177,100 common stock Units by selling security holders

177,100 common shares by selling security holders

177,100 warrant A by selling security holders

177,100 warrant B by selling security holders

1,859,550 common shares upon exercise of warrant A and warrant B

200,000 common shares upon exercise of Heartland warrants

BERNARD, ALLAN & EDWARDS, INC.

common stock Units, no par value

This Prospectus relates to the offering by holders or prospective holders of securities of Bernard, Allan & Edwards, Inc. of: 177,100 common stock Units, each Unit comprising 1 share of common stock, no par value per, one Warrant A, and one Warrant B; and 2,036,650 shares of common stock, no par value per share, 1,859,550 of which are issuable upon the exercise of the Company's outstanding redeemable warrants for the purchase of common stock. . See "Summary", "Plan of Distribution" and "Selling Security Holders."

None of the proceeds of the sale of the Units or the sale of the common stock or the sale of the redeemable warrants by the selling security holders will be received Bernard, Allan & Edwards. We could receive approximately $3,542,000 of gross proceeds from the exercise of the currently outstanding Warrants A and B, and $900,000 of gross proceeds from the exercise of the outstanding Heartland Warrants. However, the exercise of any of such warrants is not assured.

The Units, common stock, and redeemable warrants are speculative securities and involve a high degree of risk. An investment hereunder should be undertaken only after careful evaluation of the risk factors and the other information set forth in the Prospectus. See "Risk Factors" starting at page 5.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADWQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	PRICE TO THE PUBLIC PER UNIT OR PER SHARE	AGGREGATE PRICE TO THE PUBLIC	PROCEEDS TO SELLING SECURITYHOLDERS	PROCEEDS TO THE COMPANY (1)(2)
PER COMMON STOCK UNIT COMPRISING 1 SHARE OF COMMON STOCK, 1 WARRANT A, 1 WARRANT B	$4.00 (3)(5)	$708,400 (1)	$708,400	$0
PER SHARE OF COMMON STOCK, NO PAR VALUE	$4.50 (4)(5)	0 (1)	$900,000	$0
TOTAL				$$0

(1) The securities are being offered by the selling security holders. We are not negotiating with and do not currently have any agreements concerning the use of the services of any NASD member broker-dealer as an agent to assist in the sales of the securities being offered by the selling securities holders herein, and accordingly, is not obligated to pay any commissions in connection with the sale of the securities. See "Plan of Distribution of Selling Security Holders. The sale of securities by the selling security holders will not result in any proceeds to us. The amount received by us in the above table is the aggregate price at which warrantholders may buy common stock from the us upon the exercise of the Warrant A and Warrant B. The above table assumes the exercise of all the warrants and the receipt by us of all proceeds from such exercise without deductions or expenses.

(2) Before deducting other expenses incurred in connection with the Offering payable by Bernard, Allan & Edwards estimated at approximately $33,688. The selling security holders are not responsible for any of the expenses of this Offering but will be responsible for commissions and concessions connected with the sale of their securities.

(3) Based upon the exercise price of Warrant B at $4.00 per warrant. See "Description of Securities."

(4) Based upon the exercise price of Heartland Warrants at $4.50 per warrant. See "Description of Securities."

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

SUMMARY

Bernard, Allan & Edwards, Inc., a Florida corporation ("Bernard Allan & Edwards" or the "Company") was organized in February, 2000. Bernard, Allan & Edwards was originally formed to become an operating company in the retail internet business and changed its direction in late 2000 to become a non-operating holding company for subsidiaries that would provide various financial services to consumers. The Company currently has two subsidiaries, Bernard, Lee & Edwards Securities, Inc. ("Bernard Lee Securities"), a NASD registered broker-dealer organized 1989, and Accounting Services Acquisition Partners, Inc.("ASAP"), recently organized in 2001 for the purpose of acquiring existing tax preparation and accounting business. See "Business of the Company."

This is our initial public offering. Neither the Nasdaq nor any other national securities exchange lists the securities being offered. It is anticipated that there will not be an active secondary market for the Company s securities following this Offering. No such secondary market presently exists, and if any such market were to develop, there can be no assurance that it would provide the holders of any Units, the Warrants or the common stock with liquidity of investment. See "Description of the Common Stock and Securities of the Company." See also "Risk Factors - Investment Risks" and the separate categories thereunder.

This Prospectus relates to the offering by holders or prospective holders of securities of Bernard, Allan & Edwards, Inc of: 177,100 common stock Units, each Unit comprising 1 share of common stock, no par value per share, one Warrant A, and one Warrant B; and 2,036,650 shares of common stock, no par value per share, 1,859,550 of which are issuable upon the exercise of the outstanding redeemable warrants for the purchase of 1,416,800 shares of common stock at an exercise price of $1.25 per share for the Warrant A, expiring twelve months from the effective date of the Registration Statement related to this Prospectus, and 442,750 shares of common stock at an exercise price of $4.00 per share for the Warrant B, expiring eighteen months from the effective date of the Registration Statement related to this Prospectus,. Each redeemable warrant is redeemable at a price of $.02 per warrant, provided that (i) notice of redemption is given to the redeemable public warrantholders not less than 30 days prior to redemption; (ii) the average of the closing bid and asked quotations of the Units shall have been at least $2.00 or more for 20 consecutive trading days for the Warrant A, and $5.00 or more for 20 consecutive trading days for the Warrant B; and (iii) holders of redeemable warrants shall be entitled to exercise redeemable warrants until the close of business on the day prior to the date fixed for redemption. An additional 200,000 shares of common stock are issuable upon the exercse of the Heartland Warrants at an exercise price of $4.50 per share of common stock for a period of three years following the effective date of the registration statement related to this Prospectus.

The 177,100 common stock Units, the 177,100 shares of common stock, the 177,100 Warrant A, and the 177,100 Warrant B to be sold by selling security holders will be offered immediately upon effectiveness of this Registration Statement, but the selling security holders have not yet determined any specific plan of distribution. Such common stock and redeemable warrants may be sold by the selling security holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The selling security holders may effect such transactions by selling the Units, the common stock or redeemable warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of the common stock or redeemable warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). The 200,000 shares of common stock issuable upon exercise of the Heartland Warrants will be offered by the selling security holders from time to time upon exercise of such warrants if an when any such exercise shall occur. See "Plan of Distribution" and "Selling Security Holders."

None of the proceeds of the sale of the Units or the sale of the common stock or the sale of the redeemable warrants A or B by the selling security holders will be received by Bernard, Allan & Edwards. We could receive approximately $3,542,000 of gross proceeds from the exercise of the currently outstanding Warrants A and B, and $900,000 of gross proceeds from the exercise of the outstanding Heartland Warrants. However, the exercise of any of such warrants is not assured.

No Bernard, Allan & Edwards employee, broker-dealer, salesman or other person has been authorized to give any oral information or to make any oral representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Bernard, Allan & Edwards. This Prospectus does not constitute an offer of any securities other than those to which it relates or to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

RISK FACTORS

Investors should consider, among other things, the following factors in connection with the purchase of the Common Stock Units and other securities being offered herein.

Business and Company Risks

. Other than with respect to our broker-dealer subsidiary, we have no operating history upon which an evaluation of Bernard, Allan & Edwards and its prospects can be based. The lack of history makes it difficult to assess the ability of management to make profitable acquisitions, control expenses, and manage the problems frequently encountered by all companies in the early stages of development. In deciding whether to purchase these securities, you should consider our prospects in light of the risks, expenses, and difficulties frequently encountered by a small business beginning operations in a highly competitive industry.

. We are in the development stage of our new line of business and we believe that our success will depend in a large part on our ability to: (1) acquire existing tax preparation and accounting businesses, and to operate those businesses profitability, and (2) establish affiliations with independent tax preparation and accounting businesses that desire to establish financial planning profit centers. No assurance can be given that our business model will be successful or that it will experience revenue growth or ever be profitable. It is difficult to forecast our future growth rate, if any, and its ultimate size. If our business fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our products and services do not achieve or sustain market acceptance, our business, results of operations, and financial condition will be materially, adversely affected. Because of the uncertainty of these events you should not purchase these securities unless you are able to lose the entire amount of your investment in the securities.

. We may experience losses for the foreseeable future. Our only operating business at the date of this Prospectus, the broker-dealer subsidiary, experienced an operating loss of ($42,799) for the fiscal year ending December 31, 1999 and an operating profit of $24,426 for the fiscal year ending December 31, 2000. We anticipate that the implementation of our business model will increase our operating expenses, although we are not able to forecast the dollar amount or percentage of such increase, especially in the areas of product development, and general and administrative expenses. To the extent that increases in our operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if we are unable to adjust operating expense levels accordingly, our business, results of operations, and financial condition would be materially and adversely affected. There can be no assurance that we will ever achieve or sustain profitability, or that our operating losses will not continue to increase in the future without a commensurate increase in revenue.

We are uncertain about our ability to raise or generate a sufficient amount of capital. There can be no assurance that we will be successful in raising a sufficient amount of capital through the exercise of the redeemable warrants or otherwise, or in internally generating from operations a sufficient amount of capital to meet our long term operating requirements. If we are unable to generate the required amount of capital, our ability to meet our obligations and to continue our operations will be adversely affected. We could cease operations or seek the protection of the bankruptcy laws. The occurrence of either event would most likely result in a total loss of the amount that you had invested in our securities.

We do not have brand identity making it more difficult to compete successfully. Establishing and maintaining brand identity will become a critical part of our efforts to expand our business model and to promote client relationships. We believe that the importance of brand recognition can only increase as low barriers to entry encourage the proliferation of competing businesses. If we fail to promote our brand successfully, or if we incur excessive expenses in an attempt to promote and maintain our brand, our business will grow more slowly, if at all. Promotion and enhancement of our brand will also depend, in part, on our success in providing high quality products and services to the customers that we hope to obtain in the acquisition of or affiliation with existing tax preparation and accounting businesses. Such success cannot be assured. If the operators of the businesses we acquire or affiliate with , or if their customers, do not perceive our relationship to be of high quality, or if we introduce new products or services that are not favorably received by such parties, the value of our brand would be diluted. Such brand dilution could decrease the attractiveness of our business model to potential acquirees and affiliates, and could materially and adversely affect our business, results of operations and financial condition.

Our management group controls the majority of common stock. In the aggregate, direct and beneficial ownership of Bernard, Allan & Edwards's shares of common stock by Management and Directors represent approximately 69% of Bernard, Allan & Edwards s issued and outstanding shares of common stock, and approximately 57% of such issued and outstanding stock if all the securities being offered herein are purchased and all warrants are exercised. Hence, the management group has control of the corporation with respect to the election of directors, approval of business combinations, and all other matters that may require shareholder approval or consent.

We are dependent on a few key personnel to operate Bernard, Allan & Edwards. Our performance is substantially dependent on the performance of its senior management.. The loss of the services of Mike McLaughlin and Thomas LaRossa or other key employees could have a material adverse effect on the business, results of operations and financial condition of Bernard, Allan & Edwards. Although Messrs. McLaughlin and LaRossa have substantial share interests in Bernard, Allan & Edwards at present, Bernard, Allan & Edwards does not have agreements in place, which bind its senior management to Bernard, Allan & Edwards. In addition, Bernard, Allan & Edwards does not hold "key-man" insurance for its executive officers. See "Management."

Bernard, Allan & Edwards's future success will also depend on its ability to retain and attract highly qualified managerial personnel and a variety of independent contractors. Bernard, Allan & Edwards anticipates that the number of its employees and independent contractors will increase in the next several months. Wages for managerial and technical employees, and commissions and fees for independent contractors may increase into the foreseeable future due to the competitive nature of the job market. There can be no assurance that Bernard, Allan & Edwards will be able to attract and retain highly qualified personnel in the future or that it will be able to retain its key managerial and technical personnel.

There is intense competition from established companies affecting each part of our business. The income tax preparation and financial planning services industry is highly competitive. Bernard, Allan & Edwards's competitors, and potential competitors, include well established companies specializing in income tax preparation as well as companies that provide general financial services and specialized financial services for accountants. Many of these, which include H+R Block, Inc., Gilman & Ciocia, H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than Bernard, Allan & Edwards, and have established brand identities, some internationally. No assurance can be given that Bernard, Allan & Edwards will be able to compete successfully with these older, more established companies. See "Business-Competition."

Bernard, Allan & Edwards anticipates that it may experience negative operating cash flow for the foreseeable future as a result of significant spending on infrastructure and development of its business model. Accordingly, Bernard, Allan & Edwards may need to raise additional funds in a timely manner in order to fund its anticipated expansion, introduce new services or products, respond to competitive pressures, or acquire complementary products, businesses or technologies. Bernard, Allan & Edwards does not currently have any contractual restrictions on its ability to incur debt and, accordingly, Bernard, Allan & Edwards could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict Bernard, Allan & Edwards's operations. There can be no assurance that additional financing will be available on terms favorable to Bernard, Allan & Edwards. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the common stockholders of Bernard, Allan & Edwards will be reduced. Common stockholders may experience additional dilution as such newly issued securities may have rights, preferences or privileges senior to those of the holders of the common stock.

A component of our growth strategy is acquisitions, and our failure to complete future acquisitions successfully would slow our growtn. We may not be able to identify tax preparation and small accounting businesses for acquisition, or we may not be able to make acquisitions on terms that we consider economically acceptable. If we are successful in completing acquisitions of tax preparation and small accounting businesses we may not be able to operate these acquisitions profitably. There is intense competition for acquisition opportunities in our industry and many of our competitors are more experienced and better capitalized. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to complete these acquisitions in cashless transactions, that is for stock of Bernard, Allan & Edwards with little or no cash investment on our part required. Our ability to pursue our growth strategy will be hindered if we are not able to complete cashless transactions or if we are not able to obtain additional debt or equity financing.

Our ability to grow through acquisitions and to manage that growth will require us to invest in operational, financial and management information systems and to attract, retain, motivate, and effectively manage our employees and retain our independent contractors. The inability to manage the integration of acquisitions effectively could reduce our focus on subsequent acquisitions and current operations, which, in turn, could negatively impact our earnings and growth. Our financial position and results of operations may fluctuate significantly from period to period, based on whether or not significant acquisitions are completed in particular periods, and whether or not those acquisitions are managed successfully.

Future acquisitions could result in large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our business, results of operations and financial condition. Furthermore, acquisitions entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies, the diversion of management s attention from existing business concerns, the risks of entering geographic and business markets in which we have no or limited prior experience and the potential loss of key employees of acquired organizations. We have not made any acquisitions in the past. No assurance can be given as to our ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

We will receive no proceeds from the sale of securities by the selling security holders in this offering. All the securities being offered herein are being offered by the selling security holders. We will not receive any proceeds from the sale of these securities. Bernard, Allan & Edwards could receive approximately $4,442,000 of gross proceeds from the exercise of the currently outstanding redeemable warrants and the Heartland Warrants. However, the exercise of any of such warrants is not assured.

Management s broad discretion over the allocation of proceeds from the exercise of the warrants means that those porceeds could be used for risky ventures not approved by the shareholders. Bernard, Allan & Edwards could receive up to $4,442,000 in gross proceeds from the exercise of the redeemable warrants and Heartland Warrants. Management of will have broad discretion with respect to the use of the proceeds it may receive from the exercise, if any, of the warrants contained in the units being sold by the selling security holders. Because Management will retain control of Bernard, Allan & Edwards following this offering they may use such proceeds to make untimely acquisitions or risky ventures not approved by the shareholders.

. We do not intend to pay any dividends for the foreseeable future. Bernard, Allan & Edwards will be dependent upon operations for funds to pay dividends on its common stock if and when such dividends are declared.. No assurance can be given that our future earnings will be sufficient to permit the legal payment of dividends on common stock to shareholders at any time in the future. Even if the Board of Directors may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Board of Directors, which Board is likely to remain controlled by management. Although dividends have been declared and paid with respect to the broker-dealer subsidiary in a period before it was acquired by Bernard, Allan & Edwards, the Board may in its sole discretion decide not to declare dividends on its common stock at any time in the future.

We are subject to ordinary contingent risks. In the ordinary course of its business, Bernard, Allan & Edwards is subject to possible claims made against it by clients, customers, and investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of Bernard, Allan & Edwards, and failures to comply with various laws and regulations applicable to its business. There are currently no such claims pending against Bernard, Allan & Edwards. However, any claims asserted in the future may result in legal expenses or liabilities that could have a material adverse effect on Bernard, Allan & Edwards results of operations and financial condition.

RISKS RELATED TO THIS OFFERING

If you purchase shares in this offering either through purchase of the units or through the exercise of any warrants, you will experience immediate and substantial dilution in pro forma net tangible book value per share based on our book value as of March 31, 2001 of $143,245 or $.057 per share of Common Stock. Net tangible book value per share represents the amount of our total assets less our total liabilities, divided by the number of shares of our Common Stock outstanding immediately after the offering but before the exercise of any warrants, options or other securities that may be convertible into Common Stock. Based upon an estimated offering price of $4.50 per unit, the exercise price of the Warrant B, purchasers of units in this offering would realize an immediate, substantial dilution of $4.443 per share of Common Stock.

. Our stock price is likely to be volatile and could result in substantial losses for investors purchasing shares in this offering.. The stock market has experienced extreme volatility in recent years and may continue to do so in the future. We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock will be determined in the marketplace and may be influenced by many factors, including the following:

  variations in our financial results or those of companies that are perceived to be similar to ours;
  changes in earnings estimates by industry research analysts;
  investors perceptions of us; and
  general economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our management s attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

. No public market has existed for our shares and an active trading market may niot develop or be sustained. This is our initial public offering and before this offering, there has been no public market for our common stock. We cannot assure you that an active trading market will develop or be sustained after this offering. You may not be able to resell your shares within a reasonable time or at or above the initial public offering price. There can be no assurance that the market price of our common stock after this offering will relate to our book value, assets, past operating results, financial condition or any other established criteria of value. Therefore, the initial public offering price or the price at which you may purchase units or the other securities being offered herein may not be indicative of the market price for our shares of common stock or other securities after this offering.

The sale of a substantial number of shares of our common stock after this offering may cause our stock price to fall .The market price of our shares of common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that substantial sales could occur, after the closing of this offering. These sales also might make it difficult for us to sell shares in the future at a time and at a price that we deem appropriate. After this offering, we will have 2,524,600 outstanding shares of common stock. Of these, 177,100 may be resold immediately in the public market. If all the redeemable warrants are exercised the number of outstanding shares will increase to 4,384,150 of which 2,036,650 may be immediately resold in the public market. The exercise of the Heartland Warrants will increase the number of outstanding shares to 4,584,150 with 2,236.650 immediately available for resale in the public market. The remaining 2,357,500 shares, or 51% of our total outstanding shares, would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

Our Board of Directors has the authority to issue preferred stock, which could deter takeover bids even if those bide are in the common stockholders best interests. We have 3,000,000 shares of authorized and unissued preferred stock. These shares of preferred stock could be issued to third parties selected by management or used as the basis for a stockholders rights plan, which could have the effect of deterring potential acquirers. The ability of the board of directors to establish the terms and provisions of different series of preferred stock could discourage unsolicited takeover bids from third parties even if those bids are in the stockholders best interests.

. We may not be able to obtain or maintain the quotation of our common stock on the NASDAQ Bulleting Board, which would make it more difficult to dispose of our common stock. We intend to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

. Our stock price is likely to be below $5.00 per share and treated as a "Penny Stock" which will place restrictions on broker-dealers recommending the stock for purchase. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

  broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
  broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
  broker-dealers must disclose current quotations for the securities;
  if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer s presumed control over the market; and
  a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser s written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur.

There is a lack of liquidity in our common stock and you may not be able to sell the stock you purchase in this offering on terms you consider reasonable. Bernard, Allan & Edwards does not presently have any market makers for the common stock or any other securities. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of Bernard, Allan & Edwards or any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

Our offering price was determined arbitrarily and is not reflective of an objective measurement of value. The amount and the price of the common stock being offered by the selling security holders is reflective of the exercise price of the redeemable warrants, and has been established arbitrarily and bears no relationship to Bernard, Allan & Edwards asset value, book value, net worth, or any other established criteria of value. The offering prices of the units, and the redeemable warrants were determined arbitrarily based on our assessment of the possible earnings potential of Bernard, Allan & Edwards and our belief in what may constitute and attractive share price to potential investors in our securities.

AVAILABLE INFORMATION

A Registration Statement on Form SB-2 relating to the shares offered hereby has been filed by Bernard, Allan & Edwards with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to Bernard, Allan & Edwards and the Shares offered hereby, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement may be inspected and copied at the offices of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D. C., upon the payment of the fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Bernard, Allan & Edwards intends to furnish to its shareholders annual reports containing financial statements audited by an independent public accounting firm.

________________

Neither the Issuer nor any affiliate thereof knowingly does business with the government of Cuba or with any person or affiliate located in Cuba.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about: - our market opportunity; - our strategies; - competition; - expected activities and expenditures as we pursue our business plan, and - the adequacy of our available cash resources. These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of Bernard, Allan & Edwards, its directors or its officers with respect to, among other things: (i) trends affecting Bernard, Allan & Edwards s financial condition or results of operations, (ii) Bernard, Allan & Edwards business and growth strategies, (iii) Bernard, Allan & Edwards s financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management s Discussion and Analysis of Financial Condition and results of Operation" and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Management s Discussion and Analysis of Financial Condition and Results of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. Bernard, Lee & Edwards Securities, Inc. was acquired by Bernard, Allan & Edwards, Inc. in March, 2001, however, because as a result of the acquisition Bernard, Lee & Edwards Securities, Inc. shareholders obtained more than 50% of the combined company, Bernard, Lee & Edwards Securities, Inc. is the accounting acquirer and the accounting predecessor. The statement of operations data at December 31, 2000 are derived from our audited financial statements and the statement of operations data for the period from inception to September 30, 2001, and the nine months ended September 30 2001 are derived from our unaudited Financial Statements included elsewhere in this Prospectus. The operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period. The operating results are not necessarily indicative of the results to be expected for the full year or for any future period.

BERNARD, ALLAN & EDWARDS, INC.
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000

ASSETS
	Reviewed	Audited
	Sep 30, 2001	Dec 31, 2000
Current Assets:
Cash	$ 7,379	$ 60,902
Investments, Money Market	70,926	-
Accounts Receivable, clearing	35,244
Inventory	1,600
Prepaid Expenses	1,201
Accounts Receivable, other	5,474
Total Current Assets	121,824	60,902

Equipment:
Equipment	-	1,145
Less Accumulated Depreciation		(114)
Net Equipment	-	1,031

Other Assets:
Deposits	5,450	-

TOTAL ASSETS	$ 127,274	$ 61,933

LIABILITIES AND SHAREHOLDERS EQUITY

Current Liabilities:
Accounts Payable	$ 21,792	-
Commissions Payable	4,439
Total Current Liabilities	26,231	-

Shareholders Equity:
Common shares, No Par Value
30,000,000 shares authorized; and
2,633,800 shares issued and outstanding	247,314	71,840
Retained earnings (Deficit)	(146,271)	(9,907)
TOTAL SHAREHOLDERS EQUITY	101,043	61,933

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$ 127,274	$ 61,933

BERNARD, ALLAN & EDWARDS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
THROUGH SEPTEMBER 30, 2001

			Period From
	Nine Months	Audited	Inception
	Ended	Year Ended	through
	Sep 30, 2001	Dec 31, 2000	Sep 30, 2001
INCOME:
Commissions Income	$ 156,418	$	$ 156,418

Trading Income	1,543		1,543

Interest Income	2,404	867	3,271

Other Income	3,486		3,486
TOTAL INCOME	163,851	867	164,718

General & Administrative Expenses	300,215	3,690	303,905

Income (Loss) Before Income Taxes	(136,364)	(2,823)	(139,187)

Provision for Income Taxes	0	0	0

Net Income (Loss)	$ (136,364)	$ (2,823)	$ (139,187)

Net Income (Loss) per Share of Common
Stock

Basic	($0.05)	$0.00

Diluted	($0.05)	$0.00

Weighted Average Number of Common
Shares Outstanding

Basic	2,633,800	1,008,755

Diluted	2,988,000	1,105,355

The following table shows the separate historical results of Bernard, Allan & Edwards, Inc. and Bernard, Lee & Edwards Securities, Inc. for the year ended prior to the consummation of the merger of the two entities in March, 2001 and for the three months ended March 31, 2001:

	Three Months Ended March 31, 2001	Year Ended Dec 31, 2001
Revenues:
Bernard, Allan & Edwards, Inc.	$ 743	$ 867
Bernard, Lee & Edwards Securities, Inc.	$ 93,964	$ 410,208
Intercompany eliminations	0	0

Consolidated revenues	$ 94,707	$ 410,208

Net Income (loss):
Bernard, Allan & Edwards, Inc.	(5,743)	(2,823)
Bernard, Lee & Edwards Securities, Inc.	6,463	24,426

Consolidated Net Income	720	21,603

MANAGEMENT S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following should be read in conjunction with the Consolidated Financial Statements of Bernard, Allan & Edwards, Inc. and the notes thereto included elsewhere in this Prospectus.

Plan of Operation

Bernard, Allan & Edwards s general plan of operation for the next 12 months is to concentrate on expanding its client base of United States consumers by acquiring or affiliating with established small tax preparation and accounting businesses located primarily in Florida. The Economic Survey of 1997 reports that there are about 900 certified public accounting firms located in Florida with annual revenue of between $100,000 and $500,000. We have identified the members of this income group as our primary market target. If we are successful in this venture, we believe that the additional clients gained from these affiliations will provide numerically greater opportunities for Bernard, Allan & Edwards s broker dealer subsidiary to provide these clients with products and services from which it will earn commissions and fees. We anticipate that the principals of many accounting firms may prefer adding financial services to their business as opposed to selling their entire practice. In these situations we intend to offer these principals the opportunity to affiliate with our broker-dealer subsidiary as financial services independent contractors. We have identified a small number of accounting firms with whom we intend to discuss our business plans but at the date of this Prospectus no negotiations have taken place. At present the broker-dealer subsidiary has agreements with about five independent contractors in New York City. These New York City independent contractor relationships predate our business plan regarding expansion through relationships with tax and accounting professionals. In the future. Management intends to expand the number of independent contractors only by attracting tax and accounting professionals and does not intend to add to its New York staff.

Bernard, Allan & Edwards also intends to increase the number and variety of financial products and services it can offer to its clients by expanding into tax and estate planning, mortgages, and insurance products although it presently has no specific time table for when all these new products and services may become available. In furtherance of this plan we have made an agreement with Nationwide Insurance to offer their products and services. Our ability to offer tax and estate planning services will become available as we establish relationships with accounting firms that have expertise in these areas. We understand that many accounting firms presently provide mortgage financing services to their existing clients and we believe that these same services will become available to all brokerage service customers as these relationships with tax and accounting professionals who currently provide these services are established. We are not able at this time to establish any particular time table for the establishment of any of these new services.

Liquidity

At the date of this Prospectus, we have about $112,000 in cash to provide liquidity to our continuing operations over the next 12 months. Our New York office was located close to the World Trade Center in September, 2001 and business was disrupted for the months of September and October. We anticipate that the New York office, which has been operating from temporary facilities, will resume close-to-normal levels of business in late November or early December. Monthly revenue from our existing broker-dealer operations over the 12 months beginning in December, 2001 is expected to range between $20,000 and $40,000, or $240,000 to $480,000 annually. Recurring monthly expenses over the same period are expected to range between $18,000 and $35,000 per month, or $216,000 to $420,000 annually. Our actual revenue and expenses over the next 12 months may vary considerably from our estimates, and with respect to our broker-dealer operations, will depend in large part on stock market conditions and the US economy in general as well as investor perceptions of these conditions at any time. Our expenses consist primarily of commissions paid to independent contractors and are therefor directly proportional to our revenue. There is no anticipated scenario, therefor, where expenses would occur near the top of the range and revenues near the bottom of the range. Our independent contractors are responsible for their own operating expenses, and our fixed costs are historically low as a percentage of revenue. Generally, we are paid trading commissions by the 6th day of the month following the month in which the transaction occurred, and we pay our independent contractors by the 20th day of the month. We anticipate, therefor, that our existing cash resources, along with our anticipated revenue from operations, would allow us to continue to operate consistent with our past performance for a minimum of the next 12 months if no acquisitions for cash are made, and if no additional revenue is produced from other, new lines of business, and if none of the proceeds from the exercise of the redeemable warrants associated with this Offering, if any should occur, are applied for corporate purposes.

We anticipate that our current liquidity will be sufficient to permit the addition of several additional independent contractors from the tax and accounting professions over the next 12 months. In the event that Bernard, Allan & Edwards is required to raise cash to implement its business plan beyond currently anticipated needs over the next 12 months, Management, because of its many years of experience in the industry and its assessment of the relationships it has established in the investment community, believes that Bernard, Allan & Edwards could successfully raise as much as $500,000 in cash through a private placement of its preferred or common stock, or through debt, or some combination of these securities Any additional issuance of common stock or any security that would be convertible into common stock would dilute the respective percentage of ownership of the common stockholders prior to such financing. Bernard, Allan & Edwards is not in default of any or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring immediate payment of any material amount that would adversely affect Bernard, Allan & Edwards s cash position or operations. We do not presently have any formal lines of credit or other possible financing sources other than as discussed above.

As proceeds are received from this Offering, and as revenue from operations allow, we intend to implement that part of our business plan calling for the acquisition of or affiliation with tax preparation businesses and small accounting firms in the South Florida area. We anticipate that the greater portion of expenses related to this activity will consist of travel, lodging, and related expenses, and after one or more suitable acquisition or affiliation candidates are determined that the dominant cost related to this activity will become legal and accounting expenses.

Bernard, Allan & Edwards currently operates out of dedicated residential office space contributed by its chief executive officer. As support personnel are added Bernard, Allan & Edwards may decide to move to commercial offices at an estimated $24,000 annual rental. If this move is completed we would likely purchase or lease about $10,000 of additional office equipment.

Fiscal 2000 as compared to fiscal 1999. Revenue and expenses from broker-dealer operations varied substantially from fiscal 1999 to fiscal 2000. We established an independent New York office late in fiscal 1999 and full production from this office in fiscal 2000 is primarily responsible for the increase in revenue from $89,195 in fiscal 1999 to $409,431 in fiscal 2000. We experienced a gross profit of $24,423 in fiscal 2000 against a loss of ($42,799) in fiscal 1999. Fiscal 2000 was profitable primarily because of a year to year increase in cash flow from operations of $59,511. Expenses for each of these fiscal years were $131,994 in fiscal 1999 and $384,915 in fiscal 2000.

Nine months ended September 30, 2001 as compared to nine months ended September 30, 2000, Revenue for the nine months ended September 30, 2001 were $162,851 as compared to $271,588 for the same period in fiscal 1999. The decrease in revenue for the nine month period ending September 30, 2001 are due to a general decrease in retail brokerage business throughout the summer and fall months, and the disruption caused by the terrorist attack in New York City. Expenses for the nine months ended September 30, 2001 were $300,215 as compared to $245,133 for the same period in fiscal 1999. The relatively high expenses for the nine months ended September 30, 2001 are attributed to the common stock issued to officers and a consultant in lieu of cash. We issued 109,200 shares at $.50 per share to officers in lieu of cash representing an expense of $54,000. We also issued 100,000 shares to an accounting industry consultant at $.40 per share representing an expense of $40,000.

USE OF PROCEEDS FROM SALE OF

SECURITIES BEING OFFERED BY THE SELLING SECURITY HOLDERS

Bernard, Allan & Edwards will not receive any of the proceeds from the sale of Units, redeemable warrants, Heartland Warrants or the 177,100 shares of common stock by the selling security holders; all proceeds will be paid directly to the selling security holders. See "Selling Security Holders." Bernard, Allan & Edwards could receive up to $4,442,000 of gross proceeds from the exercise of all of the currently outstanding redeemable warrants and the Heartland Warrants. However, such exercise of any of the outstanding warrants is not assured.

Bernard, Allan & Edwards estimates that it will incur approximately $33,688 in expenses relating to this offering and intends to use the net proceeds from the exercise of the warrants, if any, for working capital purposes. Such funds will not be kept separate from other funds of Bernard, Allan & Edwards and collectively will be used to pay all obligations of Bernard, Allan & Edwards including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of Bernard, Allan & Edwards have broad discretion over the use of proceeds. See "Risk Factors -- Management's Broad Discretion Over the Allocation of Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

USE OF PROCEEDS FROM EXERCISE OF WARRANTS BEING OFFERED

BY THE SELLING SECURITY HOLDERS

Generally, the net proceeds resulting from the exercise of warrants will be utilized by Bernard, Allan & Edwards for its general corporate purposes. Other net proceeds resulting from the exercise of any warrants will be utilized by Bernard, Allan & Edwards to finance future growth of its business by facilitating the acquisition of or affiliation with tax preparation and accounting business, and development or expansion of Bernard, Allan & Edwards s existing business and operations. See "Description of Business" The greatest amount and percentage of proceeds from the exercise of warrants, if any, will be used to fund Bernard, Allan & Edwards operating expenses for the several months following such exercise. None of the proceeds from this Offering or the exercise of any warrants would be allocated to the immediate payment to management and promoters of any fees, reimbursements or past salaries. See "Risk Factors -- Management's Broad Discretion Over the Allocation of Bernard, Allan & Edwards' Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the exercise of the redeemable warrants and the amount of any such proceeds, actual funding requirements of Bernard, Allan & Edwards from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by Bernard, Allan & Edwards but, in practice, we typically places such funds in its money market account pending their use.

The sale and issuance of securities upon the exercise of Redeemable Warrants will result in proceeds directly to Bernard, Allan & Edwards as follows:
PRICE TO THE PUBLIC	UNDERWRITING DISCOUNTS AND COMMISSIONS (3)	PROCEEDS TO THE ISSUER(4)(5)
1,416,800 shares @ $1.25 (1)(2)	-0-	$ 1,771,000 (1)(2)
442,750 shares @ $4.00 (1)(2)	-0-	1,771,000 (1)(2)
200,000 shares @ $4.50 (1)(2)		900,000(1)(2)
TOTAL	-0-	$ 4,442,000

(1) The 1,416,800 shares of Common Stock issuable at $1.25 per share consist of the shares issuable upon the exercise of the 117,100 currently outstanding Redeemable Warrants A; the 442,750 shares of Common Stock issuable upon the exercise of the 117,100 currently outstanding Warrant B; the 200,000 shares of Common Stock issuable upon exercise of the Heartland Warrants

(2) The above table assumes the exercise of all 117,100 of the Redeemable Warrant A at an exercise price of $1.25 per share; the exercise of all 117,100 of the Redeemable Warrant B at an exercise price of $4.00 per share, and the exerciseof all 200,000 Heartland Warrants at an exercise price of $4.50 per share.

(3) The securities registered hereunder will not be sold through an underwriter.

(4) All expenses of this registration other than commissions and concessions which may be paid by the selling security holders, are payable by Bernard, Allan & Edwards, and are estimated at $33,688. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by Bernard, Allan & Edwards in connection with the issuance and distribution of the securities being registered are estimated, where appropriate, as follows:
Securities and Exchange Commission Fees............	$ 1,288
Transfer/Warrant Agent's Fee and Expenses..........	900
Accounting Fees and Expenses...............................	3,000
Blue Sky Fees and Expenses...................................	4,500
Printing Expenses ..................................................	1,000
Legal Fees...............................................................	22,000
Miscellaneous.........................................................	1,000
TOTAL...................................................................	$33,688

(5) The price received by Bernard, Allan & Edwards is the price at which warrantholders may buy common stock upon the exercise of the redeemable warrants.

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the amount of any such proceeds, actual funding requirements of Bernard, Allan & Edwards from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by Bernard, Allan & Edwards but, in practice, Bernard, Allan & Edwards typically places such funds in a money market account pending their use.

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES

Common stock, no par value

There are 30,000,000 authorized shares of common stock, no par vale per share. As of March 31, 2001 there were 2,524,600 shares of common stock issued and outstanding among 48 stock holders. This is the only class or series of common stock authorized by the Restated Articles of Incorporation. Bernard, Allan & Edwards has never paid a dividend on the common stock. The Board of Directors has determined that it intends to continue this policy.

Holders of our common stock are entitled to one vote for each share of common stock held of record. There are no cumulative voting rights. Each holder of our common stock is also entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. We have never paid any dividends on our common stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth and will not be used to pay dividends on our common stock. The holders of our common stock are also entitled to share ratably in any distribution of our assets upon liquidation of Bernard, Allan & Edwards after payment of all debts and liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of common stock.

We can issue up to 30,000,000 shares of common stock (27,475,400 are currently available to be issued), and up to 3,000,000 shares of Preferred Stock. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of Bernard, Allan & Edwards will be reduced. Shareholders may experience additional dilution as such securities may have rights, preferences or privileges senior to those of the holders of the common stock. Bernard, Allan & Edwards does not currently have any contractual restrictions on its ability to incur debt and, accordingly, Bernard, Allan & Edwards could also incur significant amounts of indebtedness to finance its operations. Any one or a combination of these factors would dilute the respective ownership of each holder of common stock.

Preferred Stock, no par value

There are 3,000,000 authorized shares of Preferred Stock. No Preferred Shares have been issued. The terms of class or series, including the preferences, limitations, and relative rights for any Preferred Shares shall be determined by the Board of Directors without a vote of any stock holders before the issuance of any Preferred Shares.

Warrant A and Warrant B

Warrant A gives the holder the right to acquire eight shares of Bernard, Allan & Edwards s common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of Bernard, Allan & Edwards s common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of a registration statement filed with the Securities and Exchange Commission for the purpose of registering Warrant A and Warrant B. Warrant A will expire twelve months from said effective date, and Warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and Bernard, Allan & Edwards s board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. Bernard, Allan & Edwards will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of Bernard, Allan & Edwards s common stock is $2.00 or higher for a period of twenty consecutive trading days, and Warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

Heartland Warrants

The Heartland Warrants give the holder the right to acquire 1 share of common stock per warrant at an exercise price of $4.50 per share. There are 200,000 Heartland Warrants currently outstanding. The warrants will expire three years from the effective date of the registration statement to which this Prospectus relates. Holders may exercise any number of warrants from time to time, and at any time, at the exercise price up to the expiration date. Bernard, Allan & Edwards does not intend to make the Heartland Warrants a separately tradable security distinct, and apart from the 200,000 shares of common stock underlying the warrants. This means that the Heartland warrants will not be listed on the OTCBB or any other listing service, and that the Heartland warrantholders will not have the ability to sell the warrants in the secondary market. Management believes that registering the Heartland warrants and listing the Heartland warrants would negatively impact the limited liquidity of the Company s other securities.

THIS OFFERING IS BEING SELF-UNDERWRITTEN

This offering is being self-underwritten. That means, among other things, that we do not have an underwriter that will introduce Bernard, Allan & Edwards to its customers or to other potential investors. We do not reasonably expect that any analyst will follow our company and its common stock upon the completion of this offering. The lack of an underwriter during this offering, and the lack of analyst coverage following the offering will hamper the liquidity in our common stock in the secondary market following the completion of this offering. An additional factor that may hamper the liquidity of our common stock is the lack of any market makers for our securities. We intend to seek the services of one or more market makers upon the completion of this offering with the expectation that such market maker(s) would take the steps necessary to have our common stock quoted on the NASDAQ OTCBB. The lack of liquidity will make it difficult for you to sell any shares that you may purchase in this offering. Additionally, the lack of liquidity in a security is often accompanied by a large spread between the price that investors must pay to purchase a security (the ask) and the price at which that investor could reasonably sell the same security (the bid) without any intervening factors that could affect that security s market price. All these factors affecting the liquidity of your investment in our common stock will be exacerbated by the likely status of our common stock as a "penny stock." See "Risk Factors - Risks Related to this Offering."

DESCRIPTION OF BUSINESS

GENERAL

Bernard, Allan & Edwards, Inc. ("Bernard, Allan & Edwards") was incorporated in Florida on February 7, 2000. At the time of its organization Bernard, Allan & Edwards was named Internet E-Street.com, Inc. We intended at that time to pursue a niche business involving the design and development of internet web sites for small-medium sized retail businesses. We changed our business focus partly in response to the extreme volatility being exhibited in the US stock market for the shares of public companies similarly engaged in internet commerce, and partly because the low cost of entry into this line of business was likely to create continuous competitive pressures on the markets we could serve effectively, and on the amounts we could charge for our services, which factors we believed would negatively impact our ability to provide a reasonable return on investment to our shareholders.

STRATEGY

We determined that Bernard, Allan & Edwards would pursue a business strategy whereby it would become a management and holding company for its operating subsidiaries which would provide various financial services to United States consumers. As the first step in implementation of that strategy we acquired Bernard, Lee & Edwards Securities, Inc. ("Bernard Lee Securities") , a NASD registered broker dealer, on March 16, 2001. The acquisition was accomplished in a tax free exchange of common stock whereby we exchanged 1,247,500 shares of our common stock for all the outstanding common stock of Bernard Lee Securities. On March 22, 2001 we incorporated in Florida a wholly owned subsidiary called Accounting Services Acquisition Partners, Inc. ("ASAP").

We intend to provide a wide range of financial products and services to our customers including personal and business accounting, tax and financial planning, estate planning, long term investments such as annuities and mutual funds, loans and mortgages, and various insurance products. At present we can provide our customers with mutual funds, managed accounts, stocks, bonds, and money markets. We have recently made arrangements to provide Nationwide insurance products such as annuities. Our strategy for providing other products and services such as accounting, tax preparation, and estate planning is to incorporate these products and services into our business as they become available through the relationships we make with tax and accounting professionals.

We intend to use ASAP to acquire small tax preparation and accounting businesses in the State of Florida initially. We believe that this strategy will provide an opportunity for accelerated growth in the number of customers qualified to purchase our products and services, and for growth in the revenue stream which such sales would generate. We believe that many professional tax preparation businesses and accounting firms have a unique relationship founded on service, loyalty and trust with their established clientele and that when providing tax preparation and accounting services to this clientele that many opportunities will arise to provide a wide range of financial services and products.

We believe that many small tax preparation and accounting business do not have a practicable exit strategy when it comes time to retire or sell their businesses. We understand that it is common practice in certain regions of South Florida that these kinds of business are sold at one times annual revenue with payout arrangements commonly extending over five or more years. Based on these assumptions we believe that there is a substantial universe of potential acquisition candidates in Florida who would be willing to be acquired in exchange for common stock issued to them by a publicly traded company.

In addition to our acquisition strategy we intend to establish independent contractor relationships with tax and accounting professionals who want to continue as business owners and add financial services to their existing operations.

We have had discussions with the principals of some tax preparation and accounting business and have made some preliminary evaluations of those businesses, but no acquisitions have occurred at the date of this Prospectus, and none is immediately pending. In the event that an acquisition does occur, or should an acquisition become probable, during any period in which we offer or sell the securities in this offering, we will file a post-effective amendment to the registration statement related to this Prospectus to reflect in the amendment any facts or events which, individually or together, represent a fundamental change in the information which had been provided in such registration statement.

Although our senior management is experienced in investment banking operations including mergers and acquisitions, they are not experienced in acquiring tax preparation and accounting businesses, nor are they experienced in operating such businesses. We may not be able to identify suitable tax preparation and small accounting businesses for acquisition, or we may not be able to make acquisitions on terms that we consider economically acceptable. If we are successful in completing acquisitions of tax preparation and small accounting businesses we may not be able to operate these acquisitions profitably. There is intense competition for acquisition opportunities in our industry and many of our competitors, such as American Express, H&R Block, and Gilman & Ciocia are considerably more experienced, have a greater number of employees qualified to evaluate and manage these kinds of operations, and are better capitalized and able to offer potential acquisition candidates cash or combinations of cash and securities in well-known, established companies. Although we intend to pursue acquisitions of a size which may not be attractive to our previously mentioned larger competitors, competition for acquisitions from these or other competitors may increase the cost of, or cause us to refrain from, completing certain acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to complete these acquisitions in cashless transactions, that is for stock of Bernard, Allan & Edwards with little or no cash investment required on our part. Our ability to pursue our growth strategy will be hindered if we are not able to complete these cashless transactions or if we are not able to obtain additional debt or equity financing to fashion more flexible offers.

BROKER DEALER SUBSIDIARY

Our broker dealer subsidiary, Bernard, Lee & Edwards Securities, Inc. ("Bernard Lee Securities") is a NASD registered broker dealer that is qualified to do business in 24 states . We acquired 100% of Bernard Lee Securities in a stock for stock exchange with the Bernard Lee Securities shareholders on March 16, 2001. Bernard Lee Securities has been a retail firm since its inception in January, 1989 and it currently offers through its independent contractors all the products and services of a full service brokerage firm., including mutual funds, managed accounts, stocks, bonds, money markets. Bernard Lee Securities also provides limited investment banking services but only through management personnel.

Bernard Lee Securities operates through independent contractors in all the states in which it is qualified and conducts business Its business practices require that it enter into independent contractor agreements with registered and qualified individuals and entities ("Independents"). Independents that operate as entities, for example a corporation, may employ any number of registered individual brokers who are called sub-agents. Bernard Lee Securities requires a minimum deposit of $20,000 upon execution of the entity agreement if any entity will employ sub-agents. Additional deposit amounts are imposed at the discretion of Bernard Lee Securities if management determines that such an additional deposit was prudent in the circumstances. At present we have independent contractor operations in only one state, New York. That office employs about five sub-agents servicing approximately 300 retail customers.. The New York office provides a significant part of our revenue derived primarily from sales of mutual funds and equity securities listed on the major US stock exchanges. We do not intend to attract independent contractors to increase the size of the New York Office and will be seeking growth of the business by establishing independent contractor relationships with tax and accounting professionals in Florida.

Generally, the entity agreement allows independents to do business under Bernard Lee Securities s NASD license in the states where Bernard Lee Securities is registered as a broker dealer. Independents may apply for registration in additional states but they are personally responsible for the costs of such registration. The entity agreement establishes specific standards of ethical conduct and practice and Bernard Lee Securities retains the right to terminate Independents in any state if said standards are violated. Bernard, Lee Securities principals make personal visits to Independent s locations to review the Independent practices and procedures and assure compliance with our agreement and with relevant laws and regulations. Independents with sub-agents provide Series 24 General Principal personnel for on site supervision of their retail operations. Independents are allowed to employ account openers in accordance with NASD regulations. Independents are allowed to submit agency trades only to the Bernard Lee Securities clearing correspondent, JB Oxford & Company, for execution.

Bernard Lee Securities currently provides the following products and services:

  Equities transactions are limited to exchange listed securities. As a matter of policy we do not offer or effect transactions in "penny" stocks, designated securities, or equity securities not listed on the major US stock exchanges or the NASDAQ Over the Counter Bulletin Board ("OTCBB").

  We do not make a market in any securities.

  We do not maintain inventories of securities for sale to customers, nor do we act as principal in any transactions except for the limited purpose of facilitating a customer s trade.

  Mutual funds are provided through Fidelity Investments the nation s largest mutual fund family, and through JB Oxford & Company who provides a comprehensive range of mutual fund families and categories.

  We offer fixed income products, including municipal bonds, corporate bonds, U.S. treasury & agency securities, mortgage backed securities, CDs and others, fixed and variable annuities, and Unit Investment Trusts ("UITs").

All Bernard Lee Securities trades are cleared through JB Oxford & Company s clearing and execution services ("JBOC"). The clearing relationship involves the sharing of broker-dealer responsibilities between us, the introducing broker, and JBOC, the clearing broker. As the introducing broker we are responsible for all customer contact, including opening customer accounts, determining customer suitability, placing customer orders and responding to customer inquiries. JBOC, acting as the clearing broker, generally provides clearing and execution services including the receipt, confirmation, settlement, delivery and record-keeping functions involved in a securities transactions. JBOC also provides back-office functions such as maintaining customer accounts, extending credit (in a margin account) to the customer, settling security transactions with the Depository Trust Company ("DTC") and the National Securities Clearing Corporation ("NSCC"), preparing customer trade confirmations and statements, performing certain cashiering and safe keeping functions, transmitting tax information to our customer and tax authorities, forwarding proxies and other shareholder information to our customers and similar activities. We pay JBOC a percentage of every trade and have a $35,000 deposit with JBOC.

The JBOC agreement can be terminated by either party with 30 days written notice to the other. JBOC reserves the right to immediately terminate the Agreement upon breach of any warranty covenant or condition by us. For example, we warrant that we will remain a member in good standing of the National Association of Securities Dealers, Inc.; that we will remain, duly registered or licensed and in good standing as a broker/dealer under all applicable Federal and State laws; that we will remain in compliance with the capital and financial reporting requirements of every securities exchange, securities association of which we are a member, and the Securities and Exchange Commission.

Under no circumstances is Bernard Lee Securities liable for any financial commitments made by Independents which may be necessary to operate their business, including such items as rent, utilities, computer networks and software, bad trades, sub-agent commissions, FICA, and other taxes, etc. Bernard Lee Securities is paid a percentage of the gross commissions generated each month by the Independents before any expenses are deducted. Bernard Lee Securities is paid a percentage which ranges from 10% to 40% with respect to entities, and 40% with respect to most individual Independents. These percentages will vary with gross production levels. Commission checks are paid directly to Bernard Lee Securities by its clearing firm, usually by the 6th day of the following month. Bernard Lee Securities deducts its percentage of commissions and other expenses due from the Independents, if any, and forwards the balance on to its Independents. In most cases Independents are paid commissions by the 20th day of the month in which Bernard Lee Securities is paid.

We agree to provide to our Independents reasonable trading, compliance, registration and operation services necessary to carry on the business of stock and securities brokerage. The Independents have the duty to provide their subagents with marketing and product information and training as is appropriate to enable them to professionally serve their clients; to be the liaison between their subagents and us; to report client complaints to us, and to supervise and effect all policies, procedures and requirements as outlined an our written supervisory procedures.

Independents are free to exercise their own judgement, bearing in mind state and Federal laws and, as to the persons or entities from whom it will solicit orders regarding sale and/or purchase of stock and securities and the time and place of solicitation. Independents are prohibited from using "cold callers."

All expenses for travel, entertainment, office, clerical, maintenance and general selling expenses are borne wholly by Independents and in no case are we responsible or liable thereof. Independents agree to indemnify us from and against any and all loss, damages, claims, suits or actions at law, or otherwise; judgements and costs that shall arise from, or grow out of any injury to persons or property caused by or resulting from the acts of the Independents or their employees.

Gross revenues earned primarily on commissions from customer transactions was $89,195 for the fiscal year ending December 31, 1999 and $409,341 for the fiscal year ending December 31, 2000. Expenses during fiscal 1999 were $131,994 and Bernard Lee Securities experienced a net loss of ($42,799) for that year. Expenses during fiscal 2000 were $384,915 and Bernard Lee Securities experienced a net profit of $24,426 for fiscal 2000. The substantial increase in revenue and expenses from fiscal 1999 to fiscal 2000 is due primarily to the establishment of a New York City office that resulted in more sales and the payment of more commissions to the independent contractors working out of that office. Immediately prior to the establishment of the New York office sales were made primarily by managmenet. The New York office was located in close proximity to the World Trade Center and has been denied full access to the office since the September events. The staff has conducted business out of temporary offices and expects to continue to do so until probably late in the fourth quarter. Revenue for the months of September and October were negatively impacted and substantially reduced making profitablity for fiscal 2001 unlikely.

OUR PROPOSED METHOD OF OPERATION

In accord with our business plan we intend to provide in the future a wide range of financial products and services to our customers including personal and business accounting, tax and financial planning, estate planning, long term investments such as annuities and mutual funds, loans and mortgages, and various insurance products. We did not currently offer all these products and services. Presently, through our broker dealer subsidiary we are able to offer our customers all the products and services of a full service brokerage firm, including mutual funds, managed accounts, stocks, bonds, money markets, and limited investment-banking services. We intend to provide accounting services, tax and financial planning, estate planning, and loans and mortgages by engaging independent contractors to provide those specialized services, or by acquiring small business firms which have completed all licensing and other regulatory requirements, if any, for the products and services which they provide, and which are already established in one or more of these fields. Our initial focus will be the addition of tax and accounting professionals as independent contractors to offer the products and services currently available through our broker dealer subsidiary. We do not have a specific timetable within which we intend to add to the range of products or services and believe that .

We believe that the acquisition of established tax preparation businesses, or the affiliation of tax and accounting professionals as independent contractors offers a practical opportunity to rapidly expand our customer base for financial products and services. We consider as true the hypothesis that customers of professional tax preparation and accounting services comprise an important demographic for the purchase of the kinds of financial products and services presently offered, and to be offered in the future, by Bernard, Allan & Edwards. The trend in the provision of financial products and services as demonstrated by such established companies as American Express and H&R Block is to provide qualified customers with the convenience of "one-stop" shopping for these products and services. We believe also that many tax preparation and accounting professionals enjoy a relationship of confidence and trust with their clients and may be able to suggest financial products and services that more closely match the particular needs of these clients than other financial service providers.

We anticipate that upon the completion of the acquisition of any tax preparation or accounting business that the principals or employees of that acquisition may require special preparation and training to become licensed as securities registered representatives, mortgage brokers, or insurance agents, as the case may be. Drawing upon the experience of our management in the securities industry, we are setting up an in-house training program for those persons who desire to become securities registered representatives following any such acquisition. License preparation for status as a mortgage broker or salesman, or as an insurance agent will be provided by third parties.

Initially we will restrict our search for suitable tax preparation and accounting acquisition candidates to the State of Florida. The Florida Society of Enrolled Agents ("FSEA") is a not-for-profit organization comprised of Enrolled Agents who are licensed by the US Treasury to represent taxpayers before the Internal Revenue Service. The FESA website lists about 300 members in Florida who are tax professionals with expertise in tax preparation from individuals to small businesses and corporations. The actual number of potentially suitable tax preparation business acquisition candidates in Florida is unknown and it is believed to be substantially higher than the number of members of The Florida Society of Enrolled Agents.

The Economic Survey of 1997 reports that there are about 900 certified public accounting firms located in Florida with annual revenue of between $100,000 and $500,000. We have identified the members of this accounting revenue group as our primary market target. If we are successful in this venture, we believe that the additional clients gained from these affiliations will provide numerically greater opportunities for Bernard, Allan & Edwards s broker dealer subsidiary to provide these clients with products and services from which it will earn commissions and fees. We anticipate that the principals of many accounting firms may prefer adding financial services to their business as opposed to selling their entire practice. In these situations we intend to offer these principals the opportunity to affiliate with our broker-dealer subsidiary as financial services independent contractors. We have identified a small number of accounting firms with whom we intend to discuss our business plans but at the date of this Prospectus no negotiations have taken place.

Bernard, Allan & Edwards also intends to increase the number and variety of financial products and services it can offer to its clients by expanding into tax and estate planning, mortgages, and insurance products although it presently has no specific time table for when all these new products and services may become available. In furtherance of this plan we have made an agreement with Nationwide Insurance to offer their products and services. Our ability to offer tax and estate planning services will become available as we establish relationships with accounting firms that have expertise in these areas. We understand that many accounting firms presently provide mortgage financing services to their existing clients and we believe that these same services will become available to all brokerage service customers as these relationships with tax and accounting professionals who currently provide these services are established. We are not able at this time to establish any particular time table for the establishment of any of these new services.

We intend to remain consistent with our established business practices concerning the operation of the broker dealer subsidiary and the utilization of independent contractors to sell full service brokerage firm financial products and services. We do not anticipate that the number of employees of the broker dealer subsidiary will increase beyond that which may be required to perform necessary clerical and administrative functions commensurate with the then existing volume of business. Although there is no definite plan to do so, we intend to organize or acquire additional subsidiaries, if necessary, to operate as a licensed mortgage broker or salesman, or as a licensed insurance agency.

Bernard, Allan & Edwards will earn commissions from the provision of financial products and services whether those products and services are provided directly by properly licensed personnel who are Bernard, Allan & Edwards s independent contractors or through a commission sharing arrangement with unrelated entities when customers are referred to such unrelated entities. In every case, the commissions will be earned by a subsidiary that is regulated by the appropriate federal or state agency for that product or service. The establishment of appropriate policies and procedures and operational compliance overview for each separate regulated line of business will be provided by the senior management of the holding company that has many years of experience in this area.

In the event that we are successful in acquiring tax preparation firms, Bernard, Allan & Edwards's business of preparing income tax returns will subject it to potential civil liabilities under the Internal Revenue Code (the "Code"). Although Bernard, Allan & Edwards intends to establish policies and procedures which will assure compliance with all applicable laws and regulations, no assurance can be given that Bernard, Allan & Edwards will never incur any material fines or penalties respecting its intended tax preparation business. In addition, Bernard, Allan & Edwards does not presently maintain any professional liability or malpractice insurance and there is not present intention to obtain such insurance coverage. Although Bernard, Allan & Edwards believes that it complies, and will comply in the future, with all applicable laws and regulations for its present and intended lines of business, no assurance can be given that Bernard, Allan & Edwards will not be subject to professional liability or malpractice suits the cost of which could materially and adversely affect Bernard, Allan & Edwards s operations and financial condition.

Bernard, Allan & Edwards's proposed tax preparation business, if we complete any acquisitions in this area, is likely to be conducted predominantly in the months of February, March and April when most individuals prepare their federal, state and local income tax returns. We may be required at some time in the future to establish a credit facility to provide additional funding during the off season and perhaps also during the peak season when we will likely be required to hire temporary tax preparation personnel.

COMPETITION

The income tax preparation and financial planning services industries are highly competitive. Bernard, Allan & Edwards's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than Bernard, Allan & Edwards, and established brand identities. No assurance can be given that Bernard, Allan & Edwards will be able to compete successfully with these older, more established companies. There can be no assurances that Bernard, Allan & Edwards will be able to compete successfully against its current or future competitors, or that competition will not have a material adverse effect on Bernard, Allan & Edwards's business, results of operations and financial condition.

Our market is intensely competitive and the products and services that we plan to offer may become subject to intense pricing pressures. The cost of entry into the tax preparation business, and the financial services business is very low. These pricing pressures could result in a reduction in our revenue that could materially, adversely affect our operations and our financial condition.

There can be no assurance that we will be successful in implementing our business plan, or that our products and services will gain acceptance in the marketplace, or that even if our products and services do gain acceptance, that we will be able to achieve a market share that will be adequate to generate enough revenue to meet our ongoing expenses.

A significant deterioration in general economic conditions in the United States would have an adverse effect on our business, results of operation and our financial condition. Professional tax preparation and many financial services are typically discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation, for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact our results of operations or financial condition. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers use of credit and stock purchases and cause a material adverse effect on our revenues and profitability.

LEGAL PROCEEDINGS

Bernard, Allan & Edwards is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding. Bernard, Allan & Edwards may become involved from time to time in routine litigation that is incidental to its business.

DESCRIPTION OF PROPERTY

At the date of this Prospectus Bernard, Allan & Edwards and its broker dealer subsidiary operate from dedicated, residential office space in Leesburg, Florida contributed by its Chief Executive Officer who is authorized to receive $1,000 per month as rent but has not done so. As and when administrative employees are added in the future we may relocate the executive office to commercial space at an estimated monthly cost of $2,000. The broker-dealer subsidiary operates primarily through independent contractors and is not obligated under any long term property leases in any location. The broker dealer subsidiary maintains 450 sq. ft. of office space in Massachusetts used by it President on a month to month basis at a cost of $450 per month.

EMPLOYEES

At the date of this Prospectus Bernard, Allan & Edwards does not have any full time employees for accounting purposes, although its senior management, Michael B. McLaughlin, Sr. and Thomas LaRossa devote substantially all of their time to the affairs of Bernard, Allan & Edwards. Additional management and professional services are provided, from time to time, as needed, by various professionals and independent contractors. (See "Use of Proceeds" and "Management s Discussion and Analysis" and "Description of Business")

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Michael B. McLaughlin, Sr. 63, Director, Chief Executive Officer, Secretary. Mr. McLaughlin has many years of experience in investment banking operations, underwriting, and acquisitions and mergers. He became a licensed securities broker in 1965. He was employed by various over-the-counter firms in Minneapolis, MN for 10 years and advanced through the positions of sales manager and manager of the underwriting department. From 1976 through 1988 he invested in real estate, participated in private placements, was involved in real estate limited partnerships, and acted as a self-underwriter for Wireless Data Solutions, Inc. during its IPO. From 1988 to February, 1999 he was the Chief Executive Officer of Wireless Data Solutions, Inc., a public company. During this time period he founded Bernard, Lee & Edwards Securities, Inc., a NASD registered broker-dealer, and has served as its Chief Executive Officer since inception in 1989.

Thomas E. LaRossa, 69, Director, President, Treasurer. Mr. LaRossa is also the President, Treasurer, and Financial-Operations Principal (FINOP) of Bernard, Lee & Edwards Securities since 1997. He has been employed in the securities industry since 1953 and has served in several capacities for a number of broker-dealers in New York and Florida. Mr. LaRossa has many years of experience in broker dealer operations, including trading, market making, sales and trade practices, surveillance, supervisory and operational procedures, customer suitability, and other important compliance areas. He is past president of the Cashiers Association of Wall Street and has acted as NASD arbitrator. Mr. LaRossa holds a Bachelor of Arts from Pace College, NY, NY.

None of our officers or directors has been a party, either in their individual capacity or in the capacity as an officer, director, partner or proprietor of any business entity, to any bankruptcy proceeding, criminal proceeding, or any prosecution or disciplinary proceeding under either the Federal or State Securities Laws.

At the date of this Prospectus only two members of the maximum nine members constituting the entire Board of Directors have been elected. The By-Laws permit the existing members of the Board of Directors to fill vacancies for a period up to the remaining term of any such vacancy. The current members anticipate that additional qualified members will be appointed to the Board of Directors over the next several months.

Under Florida corporation law, no director of Bernard, Allan & Edwards shall be personally liable for monetary damages as such for any action taken by such director, or any failure on the part of such director to take any action, unless (I) such director has breached or failed to perform the duties of his office as set forth under applicable law; and (II) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise provided by applicable law. Bernard, Allan & Edwards s Articles of Incorporation also provide that, if Florida law is hereafter amended to authorize the further elimination of limitation of the liability of the directors of Bernard, Allan & Edwards, then the liability of such directors shall be eliminated or limited to the fullest extent permitted by applicable law.

The Articles of Incorporation and the Bylaws (the "Bylaws") of Bernard, Allan & Edwards provide that Bernard, Allan & Edwards shall, to the full extent permitted by the laws of the State of Florida, as amended from time to time, indemnify all persons whom they may indemnify pursuant thereto. The Bylaws of Bernard, Allan & Edwards also provide that Bernard, Allan & Edwards may obtain insurance on behalf of such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing provisions, or otherwise, Bernard, Allan & Edwards has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

This item provides disclosure of all cash, non-cash, plan and non-plan compensation awarded to, earned by, or paid to the named executive officer and director for all services rendered in all capacities to Bernard, Allan & Edwards and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Underlying Options/SAR#	All Other Compensation
Michael B. McLaughlin, Sr.	2000	$10,000	0	0	0	0	0
CEO,CFO, Secretary			0	0	0	0	0

Thomas E. LaRossa	2000	0	0	0	0	0	0
President, Treasurer			0	0	0	0	0

AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTIONS/SAR VALUES

No options or SARs were exercised in the fiscal year ending December 31, 2000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS

No options were granted as compensation to any persons during fiscal 2000. No stock appreciation rights (SARs) were granted as compensation to any persons in fiscal 2000.

STOCK OPTION PLAN

The Board of Directors has proposed and the shareholders have approved on March 16, 2001 the Incentive Stock Option Plan to grant 1,000,000 options to purchase 1,000,000 common shares of Bernard, Allan & Edwards s common stock at prices and upon terms to be determined by the Board of Directors or the Stock Option Committee if an when such committee shall come into existence. No options have been granted as of the date of this Prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bernard, Allan & Edwards does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by Bernard, Allan & Edwards or in any transaction to which Bernard, Allan & Edwards is a party or has an interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Bernard, Allan & Edwards common stock as of March 31, 2001 by the directors of Bernard, Allan & Edwards, the Named Officers, each person known by Bernard, Allan & Edwards to be the beneficial owners of five percent (5%) or more of the common stock of Bernard, Allan & Edwards, and all directors and officers of Bernard, Allan & Edwards as a group.

Name and Position (if applicable)	Number of Common Shares Beneficially Owned (1)	Percentage of Class
Michael B. McLaughlin, Sr. Director, CEO, Bernard, Allan & Edwards, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	1,320,600 (2)	48.3% (2)

Thomas E. LaRossa Bernard, Allan & Edwards, Inc. Director 1016 Shore Acres Drive Leesburg, FL 34748	579,600 (3)	21.2% (3)

Wyman Taylor Director of Heartland Industries, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	441,000 (4)	21.2% (4)

Heartland Diversified Industries, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	429,000 (2,3,4)	16.1% (2,3,4)

Bernard, Lee & Edwards Securities, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	100,000 (2,3,4)	3.7% (2,3,4)

All executive officers and directors as a group (2 persons)	1,900,200	69.5%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The number of shares presented beside Michael B. McLaughlin, Sr. in the above table includes the aggregate of shares of Common stock owned by Mr. McLaughlin and his wife (635,000); and by reason of his beneficial ownership of the Common stock held by Heartland Diversified Industries, Inc.(429,000); and by reason of his custodial control of Common stock owned by his children (102,000), and by reason of his managerial control of Bernard, Lee & Edwards Securities, Inc. (100,000).

(3) The number of shares presented beside Thomas E. LaRossa includes the aggregate of shares of common stock owned directly by him (425,000) and by reason of his status as a director of Bernard, Lee & Edwards Securities, Inc. (100,000).

(4) The number of shares presented beside Wyman Taylor include the aggregate of shares of common stock owned directly by him (12,000) and by reason of his status as a director of Heartland Industries, Inc. (429,000).

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Common Stock

There is no public trading market for shares of Bernard, Allan & Edwards s common stock, no par value per share (the "common stock"). As of the date hereof, there are 48 beneficial holders of record of the 2,734,026 shares of common stock that are issued and outstanding. The number of outstanding shares of common stock would increase by 2,036,650 to 4,770,676 if the holders exercised all the currently outstanding warrants. The timing of the exercise of any warrants is unknown. All, a portion, or none of the currently outstanding warrants may eventually be exercised at prices ranging from $1.25 to $4.50 per share of common stock.

Following this Offering we intend to present our Company to market makers to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

Following this Offering, and before the exercise of any warrants, there will be 177,100 shares of common stock available for secondary trading in the public market. The lack of liquidity in our common stock is likely to make the trading price our common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ours and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company s securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of management s attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our common stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless: (a) such sale or purchase is exempt from Rule 15g-9; (b) prior to the transaction the broker or dealer has (1) approved the person s account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and (c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment. The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc. s Automated Quotation System. It is likely that shares of common stock, assuming a market were to develop therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell our common stock and the ability of shareholders to sell their securities in the secondary market. Moreover, our shares may only be sold or transferred by our shareholders in those jurisdictions in which an exemption for such "secondary trading" exists or in which the shares may have been registered

We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends is entirely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, our capital requirements, and our financial condition, as well as other relevant factors.

Potential future Rule 144 sales may impact the value of our common stock. As of March 31, 2001 of the thirty million shares of our common stock authorized, there were issued and outstanding 2,524,600 of which 2,347,500 are restricted shares as that term is defined under the Securities Act, and may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of (i) 1% of our outstanding common stock or (ii) the average weekly trading volume for the four week period prior to the proposed date of sale, every 3 months. Additionally, Rule 144 requires that an issuer of securities make adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate (and has not been an affiliate for the 90 day period preceding the proposed sale) of Bernard, Allan & Edwards and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available.

Our Articles of Incorporation authorize the issuance of up to thirty million shares of common stock. It is our intention to issue more shares at one or more times in the future. Sales of substantial amounts of common stock (including shares that may become issuable upon the exercise of stock options, the conversion of other securities into common stock, and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and our ability to raise equity capital in the future.

PLAN OF DISTRIBUTION

It is presently anticipated that Bernard, Allan & Edwards will not employ the services of a broker-dealer or dealers as an agent to assist Bernard, Allan & Edwards in the sales of the common stock Units. Bernard, Allan & Edwards has determined to not offer the services of its broker-dealer subsidiary for purposes of offering the common stock Units for the Selling Securityholders. Although there is no present intention to do so, if the broker-dealer subsidiary of Bernard, Allan & Edwards, should assist in the sale of the common stock and other securities, it will comply with the requirements of Schedule E to the Bylaws of the National Association of Securities Dealers, Inc. If the broker-dealer subsidiary or any other broker-dealers are used in connection with this Offering, Bernard, Allan & Edwards will file a post-effective amendment to the registration statement relating to this Prospectus.

The common stock Units are being sold on a continuous basis pursuant to Rule 415. The offering of the common stock Units will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness. Management believes that the amount of common stock Units, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

The validity of the common stock being offered hereby have been passed upon for Bernard, Allan & Edwards by M. Peter Amaral, Esq., P.O. Box 971086, Boca Raton, Florida 33497-1086.

DILUTION

Our net tangible book value as of March 31, 2001 was $143,245 or $.057 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets and dividing the remainder by the number of shares of our common stock outstanding. Based upon an estimated offering price of $4.50 per unit, the exercise price of the Warrant B, purchasers of units in this offering would realize an immediate, substantial dilution of $4.443 per share of common stock.

DETERMINATION OF OFFERING PRICE

The amount and the price of the common stock Units being offered by the Selling Security Holders, and the exercise price of any outstanding warrants, have been established arbitrarily and may bear no relationship to Bernard, Allan & Edwards s asset value, book value, net worth, or any other established criteria of value. We have arbitrarily determined the offering price of securities that we have sold previously based on our assessment of the possible earnings potential of Bernard, Allan & Edwards at that time, and our assessment of the minimum share price that may be attractive to potential investors of our common stock. The Selling Security Holders have not yet determined any specific plan of distribution. Such common stock and Redeemable Warrants may be sold by the Selling Security Holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The Selling Security Holders may effect such transactions by selling the Units, the common stock or Redeemable Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the common stock or Redeemable Warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Plan of Distribution" and "Selling Security Holders."

SELLING SECURITY HOLDERS

All of the shares of common stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the "Selling Security Holders") are intended to be offered to the public immediately upon effectiveness. The Selling Security Holders and the amount of securities that may be acquired by each are set forth below.

177,100 shares of common stock being offered by the Selling Security Holders were acquired as a component of a Unit in a non public offering by Bernard, Allan & Edwards. 2,059,550 additional shares, which will be offered by the Selling Security Holders, may be acquired by them as follows: 1,416,800 shares at an exercise price of $1.25 pursuant to the outstanding Warrant A; 442,750 shares at an exercise price of $4.00 pursuant to the outstanding Warrant B, and 200,000 shares at exercie price of $4.50 pursuant to the outstanding Heartland Warrants. As of the date of this Prospectus, no Selling Security Holder has exercised any of the warrants described above.

Name, and position, office, or other material relationship with Bernard, Allan & Edwards, if any	Number of Shares Owned Before the Offering	Number of Shares Being Offered	Number of Shares Owned After the Offering	% of Class Owned After the Offering
Kathy Hassler	1,100	1,100	0	-
Robert Green	1,000	1,000	0	-
Harley Levernez	2,000	2,000	0	-
John Kornovich	3,000	3,000	0	-
Jeffrey Diehi	2,000	2,000	0	-
Dimitri Dimitri	2,000	2,000	0	-
Dennis Yankus	2,000	2,000	0	-
Evelyn Sakry	1,000	1,000	0	-
Kathyryn Jahnke	1,000	1,000	0	-
Richard Holborn	5,000	5,000	0	-
Chintana Ohi	12,500	12,500	0	-
Kathleen Pratt	1,000	1,000	0	-
Richard Shultz	12,500	12,500	0	-
Greg Brenny	5,000	5,000	0	-
Joseph Zachman	10,000	10,000	0	-
Richard Lash	2,000	2,000	0	-
Donald DeBoer	2,000	2,000	0	-
Clark Misemer	1,000	1,000	0	-
Lyle Happel	2,000	2,000	0	-
Donald Wimperis	4,000	4,000	0	-
Will Kociemba	6,000	6,000	0	-
Daniel Robak	4,000	4,000	0	-
Leonid Sorin	1,000	1,000	0	-
Bruce Kuiper	1,000	1,000	0	-
Interim Investment Grp	1,000	1,000	0	-
Key Management, Inc.	1,000	1,000	0	-
Jennifer Weyrauch	1,000	1,000	0	-
Heartland Diversified Industries, Inc.	429,000	74,000	355,000	14.1%
Wyman Taylor	12,000	2,000	10,000	-
Raymond Orton	2,000	2,000	0	-
Michael McLaughlin, Jr.	5,000	5,000	0	-
Kelly Christiansen Custodian	2,000	2,000	0	-
Paul Taylor Custodian	1,000	1,000	0	-
Lindsay McLaughlin	1,000	1,000	0	-
Bonnie Taft	1,000	1,000	0	-
Jessie Taft	1,000	1,000	0	-
John McLaughlin, Custodian. Former CEO	1,000	1,000	0	-

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

All of the shares of common stock (collectively, the "Shares") offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this Prospectus is a part. Currently, no underwriter is involved in the distribution of the securities that may be owned by the Selling Security Holders, but rather sales will be made by the Selling Security Holders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the Shares is made by or on behalf of a Selling Security Holder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any Shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker/dealers through which the Selling Security Holders effect sales of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation). No Selling Security Holder has any plans currently with any particular broker/dealer.

The Selling Security Holders and any broker/dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

The Redeemable Warrants offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this Prospectus is a part. The Selling Security Holders have not informed Bernard, Allan & Edwards whether they will sell such Redeemable Warrants publicly or whether they will exercise them and sell the Shares issuable upon such exercise to the Public. If it is determined to sell the Redeemable Warrants publicly, they will be sold in a manner similar to the sale of the Shares described above.

Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of common stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rules 10b-6 and 10b-7 in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of common stock by the Selling Security Holders.

The Selling Security Holders will receive the entire proceeds from the sale of their Shares, less any commissions paid to brokers or dealers for executing such offers. Although Bernard, Allan & Edwards will not receive any funds from the sale of the Selling Security Holders' shares, Bernard, Allan & Edwards will pay for all expenses of the offering and will furnish current prospectuses to the Selling Security Holders at their request.

LEGAL PROCEEDINGS

As of the date of the Prospectus, Bernard, Allan & Edwards is not a party to any pending legal proceeding (or its property is the subject of a pending legal proceeding), nor is any director, officer or affiliate of Bernard, Allan & Edwards, any owner of record or beneficially of more than 5% of any class of voting securities of Bernard, Allan & Edwards a party adverse to Bernard, Allan & Edwards in any legal proceeding or has a material interest adverse to Bernard, Allan & Edwards.

EXPERTS

The consolidated financial statements as of March 31, 2001 of Bernard, Allan & Edwards, Inc. included in this Prospectus, has been examined by Larry Legel, CPA, independent certified public accountants, as set forth in their report appearing herein and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The articles of incorporation of Bernard, Allan & Edwards, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Florida. The articles of incorporation also limit the personal liability of the Corporation s directors to the fullest extent permitted by the Florida Business Corporation Act which contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Corporation, provided said officers or directors acted in good faith. Because indemnification or liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

RECENT SALES OF UNREGISTERED SECURITIES

At organization on February 7, 2000 we commenced issuance of an aggregate of 1,000,000 founders shares to 13 individuals and 1 corporation at a nominal price of $.001 per share.

On and after July 1, 2000 we issued 177,100 Units comprising: 1 share of common stock; 1 Warrant A which may be exercised for 8 shares of common stock at the exercise price of $1.25 per share of common stock; 1 Warrant B which may exercised for 2.5 shares of common stock at the exercise price of $4.00 per share of common stock. The Units were acquired at an offering price of $.40 per Unit by 38 purchasers. We paid commissions on these sales to Bernard, Lee & Edwards Securities, Inc., a NASD broker dealer that we acquired recently in a stock for stock transaction. We paid $7,084 in commissions and fees and received $63,756 in net proceeds respecting this offering.

On March 16, 2001 we issued 100,000 shares of common stock to one individual as compensation for consulting services and as an incentive to continue to provide services for and create loyalty to Bernard, Allan & Edwards. There were no fees or deductions.

The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act. The purchasers had a prior business relationship with the founders, no general media was used in the offerings, and the purchasers are financially sophisticated investors with knowledge and experience in financial and business matters and were capable of evaluating the merits and risks of the prospective investment, and had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate the prospects for success of Bernard, Allan & Edwards and other relevant factors before making an investment.

ORGANIZATION WITHIN LAST FIVE YEARS

Bernard, Allan & Edwards, Inc. was recently organized in February, 2000. Commencing in July, 2000 Bernard, Allan & Edwards conducted a private offering of its securities which were sold by Bernard, Lee & Edwards Securities, Inc., which was paid commissions of $7,084 based upon the aggregate amount of sales of securities it made during that offering. Messrs. McLaughlin and LaRossa are controlling persons of Bernard, Lee & Edwards Securities, Inc.

UNDERTAKINGS

Rule 415 Offering. We are registering securities under Rule 415 of the Securities Act and undertake that we will:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

EXHIBITS
Item	Description
3(i)	Articles of incorporation	Previously filed
3(ii)	By-laws	Previously filed
(4)(i)	Heartland Warrant Agreement	Previously filed
(4)(ii)	Warrant A Agreement	Previously filed
(4)(iii)	Warrant B Agreement	Previously filed
(4)(iv)	Incentive Stock Option Plan	Previously filed
(5)	Opinion re: legality	Previously filed
(10)(i)	Nationwide General Agent Agreement	Filed herewith
(10)(ii)	Independent contractor agreement	Filed herewith
(10)(iii)	Clearing agreement	Filed herewith
(15)	Letter on unaudited interim financial information	Filed herewith
(23)	Consents	Filed herewith

___________________________________________

FINANCIAL STATEMENTS

BERNARD, ALLAN & EDWARDS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM FEBRUARY 7, 2000

(FROM INCEPTION)

THROUGH SEPTEMBER 30, 2001

Larry Legel, CPA

5100 N. Federal Highway

Suite 409

Ft. Lauderdale, FL 33308

(954) 493-8900

BERNARD, ALLAN & EDWARDS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM FEBRUARY 7, 2000

(FROM INCEPTION)

TO SEPTEMBER 30, 2001

Page

ACCOUNTANT S REVIEW REPORT 1

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001

AND DECEMBER 31, 2000 2

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD

FROM FEBRUARY 7, 2000 (FROM INCEPTION) THROUGH 3

SEPTEMBER 30, 2001

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD

FROM FEBRUARY 7, 2000 (FROM INCEPTION) THROUGH 4

SEPTEMBER 30, 2001

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS

EQUITY FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM

INCEPTION) THROUGH SEPTEMBER 30, 2001 5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 6-10

LARRY LEGEL, CPA

Practice Concentrating in

Taxation and Securities

5100 N. Federal Highway, Suite 409

Ft. Lauderdale, FL 33308

Tel: (954) 493-8900

Fax: (954) 493-8300

e-mail: LarryLegel@aol.com

ACCOUNTANT S REVIEW REPORT

Shareholders

Bernard, Allan & Edwards, Inc.

Leesburg, FL

I have reviewed the accompanying consolidated balance sheet of Bernard, Allan & Edwards, Inc. as of and for the nine months ended September 30, 2001, and the related consolidated statements of operations, and shareholders equity and cash flows for the period from February 7, 2000 (from inception) through September 30, 2001 in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Bernard, Allan & Edwards, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with Accounting Principles Generally Accepted in the United States.

Larry Legel, CPA

November 5, 2001

Ft Lauderdale, FL

1

	BERNARD, ALLAN & EDWARDS, INC.
	CONSOLIDATED BALANCE SHEET
	AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000

	ASSETS
			Reviewed	Audited
			Sep 30, 2001	Dec 31, 2000
	Current Assets:
	Cash		$ 7,379	$ 60,902
	Investments, Money Market		70,926	-
	Accounts Receivable, clearing		35,244
	Inventory		1,600
	Prepaid Expenses		1,201
	Accounts Receivable, other		5,474
	Total Current Assets		121,824	60,902

	Equipment:
	Equipment		-	1,145
	Less Accumulated Depreciation			(114)
	Net Equipment		-	1,031

	Other Assets:
	Deposits		5,450	-

	TOTAL ASSETS		$ 127,274	$ 61,933

	LIABILITIES AND SHAREHOLDERS EQUITY

	Current Liabilities:
	Accounts Payable		$ 21,792	-
	Commissions Payable		4,439
	Total Current Liabilities		26,231	-

	Shareholders Equity:
	Common shares, No Par Value
	30,000,000 shares authorized; and
	2,633,800 shares issued and outstanding		247,314	71,840
	Retained earnings (Deficit)		(146,271)	(9,907)
	TOTAL SHAREHOLDERS EQUITY		101,043	61,933

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY			$ 127,274	$ 61,933

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	CONSOLIDATED STATEMENT OF OPERATIONS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

				Period From
		Nine Months	Audited	Inception
		Ended	Year Ended	through
		Sep 30, 2001	Dec 31, 2000	Sep 30, 2001
	INCOME:
	Commissions Income	$ 156,418	$	$ 156,418

	Trading Income	1,543		1,543

	Interest Income	2,404	867	3,271

	Other Income	3,486		3,486
	TOTAL INCOME	163,851	867	164,718

	General & Administrative Expenses	300,215	3,690	303,905

	Income (Loss) Before Income Taxes	(136,364)	(2,823)	(139,187)

	Provision for Income Taxes	0	0	0

	Net Income (Loss)	$ (136,364)	$ (2,823)	$ (139,187)

	Net Income (Loss) per Share of Common
	Stock

	Basic	($0.05)	$0.00

	Diluted	($0.05)	$0.00

	Weighted Average Number of Common
	Shares Outstanding

	Basic	2,633,800	1,008,755

	Diluted	2,988,000	1,105,355

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS EQUITY
FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

			RETAINED
		COMMON SHARES	EARNINGS
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance February 7, 2000	0	$ 0	$ 0	$ 0

Issuance February 21, 2000	875,000	875		875

Issuance April 8, 2000	125,000	125		125

Private Placement July 1, 2000	177,100	70,840		70,840

Underwriting Expenses	-	-	(7,084)	(7,084)

Net (Loss) period ended December 31, 2000			(2,823)	(2,823)

Balance December 31, 2000 (Audited)	1,177,100	71,840	(9,907)	61,933

Issuance of Shares for Subsidiary	1,247,500	80,874	-	80,874

Issuance of Shares for Services	209,200	94,600	-	94,600

Net (Loss) nine months ended Sept 30, 2001			(136,364)	(136,364)

Balance September 30, 2001	2,633,800	$ 247,314	$ (146,271)	$ 101,043

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	CONSOLIDATED STATEMENT OF CASH FLOWS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

				Period From
		Nine Months	Audited	Inception
		Ended	Year Ended	through
		Sep 30, 2001	Dec 31, 2000	Sep 30, 2001
	Cash Flows from Operating Activities:
	Net Income (Loss)	$ (136,364)	$ (2,823)	$ (139,187)
	Adjustment to Reconcile Net Income (Loss) to
	Net Cash (Used In) Provided by
	Operating Activities:
	Increase in Receivables	(40,718)		(40,718)
	Increase in Inventory	(1,600)		(1,600)
	Increase in Prepaid Expenses	(1,201)		(1,201)
	Increase in Deposits	(5,450)		(5,450)
	TOTAL INCREASES IN ASSETS	(48,969)		(48,969)
	Increase in Accounts Payable	26,231		26,231
	TOTAL	(22,738)		(22,738)
	ADJUSTMENTS:
	Common Shares Issued for Compensation	94,600		94,600
	Equipment as compensation	1,031	-	1,031
	Depreciation	-	114	114
	Net Cash (Used In) Operating Activities	(63,471)	(2,709)	(66,180)

	Cash Flows from Investing Activities:
	Purchase of Equipment	-	(1,145)	(1,145)
	Net Cash (Used In) Investing Activities	-	(1,145)	(1,145)

	Cash Flows from Financing Activities:
	Proceeds from Issuance of Common Shares	80,874	71,840	152,714
	Less Underwriting Expenses	-	(7,084)	(7,084)
	Net Cash Provided by Financing Activities	80,874	64,756	145,630

	Net Increase in Cash and Cash Equivalents	17,403	60,902	78,305

	Cash and Cash Equivalents
	at Beginning of Period	60,902	-	-

	Cash and Cash Equivalents
	at End of Period	$ 78,305	$ 60,902	$ 78,305

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	DESCRIPTION OF BUSINESS

Bernard, Allan & Edwards, Inc. was incorporated on February 7, 2000 in the State of
Florida as Internet-Estreet.Com, Inc. On March 16, 2001, the shareholders approved the change of the name to Bernard, Allan & Edwards, Inc. The Company intends to achieve future growth through the acquisition of public accounting practices and the offering of investment banking services to the clients of these firms
	and others.

	BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing as may be required.

	CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash
	equivalents.

	ESTIMATES

The preparation of the Company s financial statements in conformity with generally accepted accounting principles requires the Company s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results
	could differ from those estimates.

	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash approximates fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

	DEPRECIATION

Equipment is carried at cost. Depreciation is computed using the straight line method for financial reporting purposes over a period of five years.

	INCOME TAXES

Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax laws and rates for the
	years when the differences are expected to reverse.

NET INCOME (LOSS) PER SHARE OF COMMON STOCK

As of December 31, 2000, the Company adopted Statement of Financial Accounting
Standards (SFAS) No. 128, "Earnings Per Share", which specifies the method of computation, presentation, and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

Basic earnings per share is calculated using the average number of common shares outstanding . Diluted earnings per share is computed using the weighted average number of common shares outstanding, stock options and warrants using the treasury stock method. Approximately 554,220 and 354,200 options and warrants were outstanding as of September 30, 2001 and the period ended December 31, 2000, respectively, but were not included in the computation of the diluted earnings per share
	as the effect would be antidilutive.

	PRINCIPLES OF CONSOLIDATION

This report contains the accounts of Bernard, Allan & Edwards, Inc. and Bernard,
Lee & Edwards Securities, Inc. The assets of Bernard, Lee & Edwards Securities,
Inc. were acquired as a purchase in late March, 2001. All intercompany accounts
	have been eliminated upon consolidation.

	NOTE 2 - PREFERRED STOCK

The Company is authorized to issue 3,000,000 shares of no par value preferred stock.
	No shares have been issued to date.

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT

A private offering memorandum, dated July 1, 2000 provided for the sale of up to 250,000 units with an effective date of July 1, 2000. The offering price of a unit was $.40 and consisted of one share of common stock, one warrant A to purchase eight shares of common stock and one warrant B to purchase two and one-half shares of common stock. The agency agreement to offer the units for sale was signed with Bernard, Lee & Edwards Securities, Inc., a Company related through common ownership. The agreement for a payment of a 10% commission was for a period of

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT (continued)

ninety days. The offering closed during September, 2000 with the sale of 177,100 units.
Warrant A gives the holder the right to acquire eight shares of the Company s common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of the Company s common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of the registration statement being filed with the Securities and
Exchange Commission for the purpose of registering the common stock and warrants.
Warrant A will expire twelve months from said effective date, and warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and the Company s board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. The Company will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of the Company s common stock is $2.00 or higher for a period of twenty consecutive trading days, and warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

	INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved on March 16, 2001 and the shareholders have approved the plan to grant 1,000,000 options to purchase 1,000,000 common shares of the Company s stock. No options have been granted as of this date.

	NOTE 4 - INCOME TAXES

Significant components of deferred income taxes for both the parent company
	and the wholly-owned subsidiary are as follows:

	Net Operating Loss	$ 378,864
	Total Deferred Tax Asset	378,864
	Less Valuation Allowance	378,864
	Net Deferred Tax Asset	0

The Company has assessed its past earnings history and trends and expiration dates of carry forwards and has determined that it is more than likely that no deferred tax assets will be realized. A valuation allowance of $378,864 as of September 30, 2001 is maintained on deferred tax assets which the Company has determined to be more than likely not realized at this time. The Company will continue to review this valuation on an
	annual basis and make adjustments as appropriate.

As of September 30, 2001, the Company had a consolidated net operating loss carry forward of $378,864. The net operating loss can be carried forward to offset future taxable income and will expire between December 31, 2009 and December 31, 2021.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

	NOTE 5 - PURCHASE OF SUBSIDIARY

The Board of Directors, on March 16, 2001, also approved a plan to acquire Bernard,
Lee & Edwards Securities, Inc. This will facilitate the Company with its plan to offer, besides accounting services, financial planning, variable annuities, mutual funds and investment banking which are all classified as securities. The Company acquired all of the outstanding common and preferred stock in exchange for 1,247,500 shares of common shares. Bernard, Lee & Edwards Securities, Inc. had 500 shares of
8% cumulative and convertible preferred stock outstanding. It also had a note receivable from a company, both of which were owned by a company whose principal stockholder and president is also a stockholder and the Chief Executive Officer of
Bernard, Allan & Edwards, Inc. As an inducement to the preferred stockholder to forgive all unpaid cumulative preferred dividends and to reduce the note receivable from
$25,000 to $15,000, the Company has issued warrants to purchase 200,000 shares of the Company s common stock at the exercise price of $4.50 for a period of three years from the effective date of the SEC registration with the understanding that the underlying shares to be issued upon the exercise of the warrants will be registered
	with the contemplated SEC filing.

This combination was accounted for as a purchase. Due to the fact that the shareholders of
Bernard, Lee & Edwards Securities, Inc. exchanged their shares for over 51% of the common stock of Bernard, Allan & Edwards, Inc. outstanding at the time, Bernard, Lee &
Edwards Securities, Inc. is the acquiring Company. The transaction took place on
March 16, 2001, but the books were not closed until March 31, 2001, at the end of the month. Therefore, the revenues and expenses do not add together for the initial short stub period. As of April 1, 2001, the two corporations are consolidated for accounting reporting purposes. The March 16 to March 31, 2001 activity is diminimus and is not
	considered material.

The following table shows the separate historical results of Bernard, Allan & Edwards, Inc.
and Bernard, Lee & Edwards Securities, Inc. for the periods prior to the consummation of the exchange of shares between the shareholders of the two entities and subsequent
	to the exchange:

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (FROM INCEPTION)
	THROUGH SEPTEMBER 30, 2001

			Nine Months	Year
			Ended	Ended
			Sept 30, 2001	Dec 31, 2000

Revenues:
	Bernard, Allan & Edwards, Inc.		$ 1,324	$ 867
	Bernard, Lee & Edwards Securities, Inc.		162,527	409,341
	Intercompany eliminations		-	-

	Consolidated revenues		$ 163,851	$ 410,208

	Net Income ( Loss ) :
	Bernard, Allan & Edwards, Inc.		(129,253)	(2,823)
	Bernard, Lee & Edwards Securities, Inc.		(7,111)	24,426

	Consolidated Net Income (Loss)		$ (136,364)	$ 21,603

	NOTE 6 - CONTRACTS FOR SERVICES

The Board of Directors, on March 16, 2001, approved a consulting agreement with a certified public accountant named Allan B. Dombrow. Mr. Dombrow, as a long-time practitioner in South Florida, has agreed to be involved in identifying and evaluating accounting firms that may be acquired. The agreement will commence with the effective date of the SEC registration for the Company. In exchange for his services, Mr. Dombrow received 100,000 shares of common shares as initial compensation. The shares were valued at $.40 per share and the value of the initial compensation is $40,000.

During the second and third quarters of 2001, several officers of the Company received shares in lieu of salaries. The total common shares issued were 109,200 valued at $.50 per share
	for a total compensation of $54,600.

	NOTE 7 - SUBSEQUENT EVENT

On April 6, 2001, the Company formed a wholly-owned subsidiary called Accounting
Services Acquisition Partners, Inc. (ASAP). The Company s intent is to acquire
	accounting firms that will operate as subsidiaries.

BERNARD, ALLAN & EDWARDS, INC.

AUDITOR S REPORT & FINANCIAL STATEMENTS

As of and for the Period from February 7, 2000

through March 31, 2001

Larry Legel, CPA

5100 N. Federal Highway

Suite 409

Ft. Lauderdale, FL 33308

(954) 493-8900

BERNARD, ALLAN & EDWARDS, INC.

FINANCIAL STATEMENTS

MARCH 31, 2001

Page

INDEPENDENT AUDITOR S REPORT 1

BALANCE SHEET AS OF DECEMBER 31, 2000 AND

MARCH 31, 2001 2

STATEMENT OF OPERATIONS FOR THE PERIOD FROM

FEBRUARY 7, 2000 THROUGH MARCH 31, 2001 3

STATEMENT OF CASH FLOWS FOR THE PERIOD FROM

FEBRUARY 7, 2000 THROUGH MARCH 31, 2001 4

STATEMENT OF CHANGES IN SHAREHOLDERS EQUITY

FOR THE PERIOD FROM FEBRUARY 7, 2000 THROUGH

MARCH 31, 2001 5

NOTES TO FINANCIAL STATEMENTS 6-9

LARRY LEGEL, CPA

Practice Concentrating in

Taxation and Securities

5100 N. Federal Highway, Suite 409

Ft. Lauderdale, FL 33308

Tel: (954) 493-8900

Fax: (954) 493-8300

e-mail: LarryLegel@aol.com

ACCOUNTANT S REVIEW REPORT

Shareholders

Bernard, Allan & Edwards, Inc.

Leesburg, FL

I have reviewed the accompanying balance sheet of Bernard, Allan & Edwards, Inc. as of and for the three months ended March 31, 2001, and the related statements of operations and accumulated deficit, shareholders equity and cash flows for the period from inception (February 7, 2000) to March 31, 2001 in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Bernard, Allan & Edwards, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Larry Legel, CPA

September 27, 2001

Ft Lauderdale, FL

	BERNARD, ALLAN & EDWARDS, INC.
	CONSOLIDATED BALANCE SHEET
	AS OF MARCH 31, 2001 AND DECEMBER 31, 2000

	ASSETS
				Audited
			Mar 31, 2001	Dec 31, 2000
	Current Assets:
	Cash		$ 102,859	$ 60,902
	Accounts Receivable		41,899	-
	Inventory		12,795	-
	Prepaid Expenses		3,604	-
	Total Current Assets		161,157	60,902

	Equipment
	Equipment		-	1,145
	Less Accumulated Depreciation			114
	Net Equipment		-	1,031

	Other Assets
	Deposits		5,450	-

	TOTAL		$ 166,607	$ 61,933

	LIABILITIES AND SHAREHOLDERS EQUITY

	Current Liabilities:
	Accounts Payable		$ 1,950	-
	Commissions Payable		1,290	-
	Deposits Held		20,122	-
	Total Current Liabilities		23,362	-

	Shareholders Equity:
	Common stock - No Par Value
	30,000,000 shares authorized; 2,424,600 and
	1,177,100 shares issued and outstanding		151,799	64,756
	Deficit accumulated during the development
	stage		(8,554)	(2,823)
	TOTAL SHAREHOLDERS EQUITY		143,245	61,933

	TOTAL		$ 166,607	$ 61,933

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	STATEMENT OF COMBINED OPERATIONS
	FOR THE PERIOD FEBRUARY 7, 2000 ( DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

				Period From
		Three Months	Audited	Inception
		Ended	Year Ended	through
		Mar 31, 2001	Dec 31, 2000	Mar 31, 2001

	Interest Income	$ 743	$ 867	$ 1,610

	Expenses	6,474	3,690	10,164

	Income (Loss) Before Income Taxes	(5,731)	(2,823)	(8,554)

	Provision for Income Taxes	0	0	0

	Net Income (Loss)	$ (5,731)	$ (2,823)	$ (8,554)

	Net Income (Loss) per Share of Common
	Stock

	Basic	$0.00	$0.00

	Diluted	$0.00	$0.00

	Weighted Average Number of Common
	Shares Outstanding

	Basic	1,177,100	1,008,755

	Diluted	1,531,300	1,105,355

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
STATEMENT OF CHANGES IN CONSOLIDATED SHAREHOLDERS EQUITY
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

		COMMON SHARES
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance February 7, 2000	0	$0	$0	$0

Issuance February 21, 2000	875,000	875		875

Issuance April 8, 2000	125,000	125		125

Private Placement July 1, 2000	177,100	70,840		70,840

Underwriting Expenses	-	(7,084)		(7,084)

Net (Loss) period ended December 31, 2000			(2,823)	(2,823)

Balance December 31, 2000 (Audited)	1,177,100	64,756	(2,823)	61,933

Issuance of Shares for Subsidiary	1,247,500	-	-	87,043

Net (Loss) three months ended March 31, 2001			(5,731)	(5,731)

Balance March 31, 2001	2,424,600	$ 64,756	$ (8,554)	$ 143,245

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	STATEMENT OF CONSOLIDATED CASH FLOWS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	TO MARCH 31, 2001

				Period From
		Three Months	Audited	Inception
		Ended	Year Ended	through
		Mar 31, 2001	Dec 31, 2000	Mar 31, 2001
	Cash Flows from Operating Activities:
	Net Income (Loss)	$ (5,731)	$ (2,823)	$ (8,554)
	Adjustment to Reconcile Net Income (Loss) to
	Net Cash (Used By) Operating Activities:
	Equipment as compensation	1,031	-	1,031
	Depreciation	-	114	114
	Net Cash (Used By) Operating Activities	(4,700)	(2,709)	$ (7,409)

	Cash Flows from Investing Activities
	Loan from Affiliate	124	-	124
	Purchase of Equipment	-	(1,145)	(1,145)
	Net Cash (Used By) Investing Activities	124	(1,145)	(1,021)

	Cash Flows from Financing Activities
	Issuance of Common Stock	46,533	71,840	118,373
	Underwriting Expenses	-	(7,084)	(7,084)
	Net Cash Provided by Financing Activities	46,533	64,756	111,289

	Net Increase in Cash and Cash Equivalents	41,957	60,902	102,859

	Cash and Cash Equivalents at Beginning of
	Period	60,902	-	-

	Cash and Cash Equivalents at End of Period	$ 102,859	$ 60,902	$ 102,859

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	DESCRIPTION OF BUSINESS

Bernard, Allan & Edwards, Inc. was incorporated on February 7, 2000 as Internet-
Estreet.Com, Inc. in the State of Florida. On March 16, 2001, the shareholders approved the change of the name to Bernard, Allan & Edwards, Inc. The Company intends to achieve future growth through the acquisition of public accounting practices and the offering of investment banking services to the clients of these firms
	and others.

	BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing as may be required.

	CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash
	equivalents.

	ESTIMATES

The preparation of the Company s financial statements in conformity with generally accepted accounting principles requires the Company s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results
	could differ from those estimates.

	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash approximates fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

	DEPRECIATION

Equipment is carried at cost. Depreciation is computed using the straight line method for financial reporting purposes over a period of five years.

	INCOME TAXES

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

NET INCOME (LOSS) PER SHARE OF COMMON STOCK

As of December 31, 2000, the Company adopted Statement of Financial Accounting
Standards (SFAS) No. 128, "Earnings Per Share", which specifies the method of computation, presentation, and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

Basic earnings per share is calculated using the average number of common shares outstanding . Diluted earnings per share is computed using the weighted average number of common shares outstanding, stock options and warrants using the treasury stock method. Approximately 554,220 and 354,200 options and warrants were outstanding during the quarter ended March 31, 2001 and the period ended December 31, 2000, respectively, but were not included in the computation of the diluted earnings per share
	as the effect would be antidilutive.

	PRINCIPLES OF CONSOLIDATION

This report contains the accounts of Bernard, Allan & Edwards, Inc. and Bernard,
Lee & Edwards Securities, Inc. The assets of Bernard, Lee & Edwards Securities,
Inc. was acquired as a purchase in late March, 2001. All intercompany accounts
	have been eliminated upon consolidation.

	NOTE 2 - PREFERRED STOCK

The Company is authorized to issue 3,000,000 shares of no par value preferred stock.
	No shares have been issued to date.

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT

A private offering memorandum, dated July 1, 2000 provided for the sale of up to 250,000 units with an effective date of July 1, 2000. The offering price of a unit was $.40 and consisted of one share of common stock, one warrant A to purchase eight shares of common stock and one warrant B to purchase two and one-half shares of common stock. The agency agreement to offer the units for sale was signed with Bernard, Lee & Edwards Securities, Inc., a Company related through common ownership. The agreement for a payment of a 10% commission was for a period of

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

NOTE 3 - CAPITALIZATION -- PRIVATE PLACEMENT (continued)

ninety days. The offering closed during September, 2000 with the sale of 177,100 units.
Warrant A gives the holder the right to acquire eight shares of the Company s common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of the Company s common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of the registration statement being filed with the Securities and
Exchange Commission for the purpose of registering the common stock and warrants.
Warrant A will expire twelve months from said effective date, and warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and the Company s board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. The Company will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of the Company s common stock is $2.00 or higher for a period of twenty consecutive trading days, and warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

	INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved on March 16, 2001 and the shareholders have approved the plan to grant 1,000,000 options to purchase 1,000,000 common shares of the Company s stock. No options have been granted as of this date.

	NOTE 4 - INCOME TAXES

Significant components of deferred income taxes are as follows:

	Net Operating Loss	$1,285
	Total Deferred Tax Asset	1,285
	Less Valuation Allowance	1,285
	Net Deferred Tax Asset	$0

The Company does not anticipate showing a profit as it will more than likely spend all investment income on investigating merger candidates. A valuation allowance of $1,285 as of March 31, 2001 is maintained on deferred tax assets which the Company has not determined to be more likely than not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as
	appropriate.

As of March 31, 2001, the Company had a net operating loss carry forward of $8,554.
The net operating loss can be carried forward to offset future taxable income and will
	expire December 31, 2020 and 2021.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

	PURCHASE OF SUBSIDIARY

The Board of Directors, on March 16, 2001, also approved a plan to acquire Bernard,
Lee & Edwards Securities, Inc. This will facilitate the Company with its plan to offer, besides accounting services, financial planning, variable annuities, mutual funds and investment banking which are all classified as securities. The Company acquired all of the outstanding common and preferred stock in exchange for 1,247,500 shares of its unissued common shares. Bernard, Lee & Edwards Securities, Inc. had 500 shares of 8% cumulative and convertible preferred stock outstanding. It also had a note receivable from a company, both of which were owned by a company whose principal stockholder and president is also a stockholder and the Chief Executive Officer of
Bernard, Allan & Edwards, Inc. As an inducement to the preferred stockholder to forgive all unpaid cumulative preferred dividends and to reduce the note receivable from
$25,000 to $15,000, the Company has issued a warrant to purchase 200,000 shares of the Company s common stock at the exercise price of $4.50 for a period of three years from the effective date of the SEC registration with the understanding that the underlying shares to be issued upon the exercise of the warrants will be registered
	with the contemplated SEC filing.

This combination was accounted for as a purchase. Due to the fact that the shareholders of
Bernard, Lee & Edwards Securities, Inc. exchanged their shares for over 51% of the common stock of Bernard, Allan & Edwards, Inc. outstanding at the time; Bernard, Lee &
Edwards Securities, Inc. is the acquiring Company. The transaction took place on
March 16, 2001, but the books were not closed until March 31, 2001; at the end of the month. Therefore, the revenues and expenses do not add together for the initial short stub period. As of April 1, 2001, the two corporations are consolidated for accounting reporting purposes. The March 16 to March 31 activity is diminimus and is not considered
	material.

The following table shows the separate historical results of Bernard, Allan & Edwards, Inc.
and Bernard, Lee & Edwards Securities, Inc. for the periods prior to the consummation
	of the merger of the two entities:

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

			Three Months	Year
			Ended	Ended
			31-Mar-01	31-Dec-00

Revenues:
	Bernard, Allan & Edwards, Inc.		$ 743	$ 867
	Bernard, Lee & Edwards Securities, Inc.		93,964	409,341
	Intercompany eliminations		-	-

	Consolidated revenues		$ 94,707	$ 410,208

	Net Income ( Loss ) :
	Bernard, Allan & Edwards, Inc.		(5,743)	(2,823)
	Bernard, Lee & Edwards Securities, Inc.		6,463	24,426

	Consolidated Net Income		$ 720	$ 21,603

	NOTE 5 - INCOME TAXES

Significant components of deferred income taxes for both the parent company
	and the wholly-owned subsidiary are as follows:

	Net Operating Loss	$ 82,500
	Total Deferred Tax Asset	82,500
	Less Valuation Allowance	82,500
	Net Deferred Tax Asset	$0

The Company has assessed its past earnings history and trends and expiration dates of carry forwards and has determined that it is more than likely that no deferred tax assets will be realized. A valuation allowance of $82,500 as of March 31, 2001 is maintained on deferred tax assets which the Company has determined to be more than likely not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as appropriate.

As of March 31, 2001, the Company had a consolidated net operating loss carry forward of $242,500. The net operating loss can be carried forward to offset future taxable income and will expire between December 31, 2009 and December 31, 2021.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
	FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH MARCH 31, 2001

	NOTE 6 - CONTRACT FOR SERVICES

The Board of Directors, on March 16, 2001 approved a consulting agreement with a certified public accountant named Allan B. Dombrow. Mr. Dombrow, as a long-time practitioner in South Florida, has agreed to be involved in identifying and evaluating accounting firms that may be acquired. The agreement will commence with the effective date of the SEC registration for the Company. In exchange for his services subsequent to the completion of the SEC registration, he will receive 100,000 shares of common stock as initial compensation. Since the SEC registration is not yet effective and his services have not yet been performed, his compensation has not yet been earned, and the
	compensation should not yet be recorded.

	NOTE 7 - SUBSEQUENT EVENT

On April 6, 2001, the Company formed a wholly-owned subsidiary called Accounting
Services Acquisition Partners, Inc. (ASAP). The Company s intent is to acquire
	accounting firms that will operate as subsidiaries.

Larry Legel, CPA

Practice Concentrating in

Taxation and Securities

5100 N.Federal Highway, Suite 409

Fort Lauderdale, FL 33308

(954) 493-8900 Office

(954) 493-8300 Fax

email: LarryLegel@aol.com

Independent Auditor sReport

Stockholders

Bernard, Lee & Edwards Securities, Inc.

Leesburg, FL

I have audited the accompanying balance sheet of Bernard, Lee & Edwards Securities, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that may audits provide a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, the financial position of Bernard, Lee & Edwards is Securities, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Larry Legel

/s/ Larry Legel

Certified Public Accountant

January 30, 2001

Ft. Lauderdale, FL

BERNARD, LEE & EDWARDS SECURITIES, INC.

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

CONTENTS

FINANCIAL STATEMENTS:

SUPPLEMENTARY INFORMATION:
Accountant s Report	10
Computation of Net Capital, Basic Net Capital Requirement, and Aggregate Indebtedness	11
Reconciliation of the Computation of Net Capital and Exemptive Provision Under Rule 15c3-3	12

INDEPENDENT ACCOUNTANT S SUPPLEMENTARTY REPORT ON INTERNAL ACCOUNTING CONTROL	13-14

BERNARD, LEE & EDWARDS SECURITIES, INC.

BALANCE SHEET

DECEMBER 31, 2000 and 1999
ASSETS	2000	1999
CURRENT ASSETS:
Cash	$71,504	$50,839
Accounts receivable	15,271	13,065
Inventory	376	-0-
Note receivable	25,500	56,310
Prepaid and other expenses	10,566	8,616

Total Current Assets	123,217	128,830

TOTAL	$123,217	$128,830

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,535	$3,763
Commissions payable	8,606	4,976
Deposits held	20,000	20,000

Total current liabilities	32,141	28,739

STOCKHOLDERS EQUITY:
Preferred stock - $.02 par value, 1,000 shares authorized, 50 shares issued and outstanding	1	1
Common stock - $.01 par value, 5,000 shares authorized, 4,490 shares issued and outstanding	45	45
Additional paid-in capital	358,721	358,721
Retained earnings(deficit)	(267,691)	(258,676)

Total stockholders equity	91,076	100,091

TOTAL	$123,217	$128,830

The accompanying notes are an integral part of these financial statements

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999
	2000	1999
GROSS REVENUES	$409,341	$89,195

EXPENSES	384,915	131,944

INCOME BEFORE TAXES	24,426	(42,799)

PROVISION FOR INCOME TAXES	-0-	-0-

NET INCOME (LOSS)	24,426	(42,799)

RETAINED EARNINGS (DEFICIT) - Beginning of year	(258,676)	(215,877)

Total	(234,250)	(258,676)

Less Dividend Distributions	33,441	-0-

RETAINED EARNINGS (DEFICIT) - End of year	$(267,691)	$(258,676)

The accompanying notes are an integral part of these financial statements

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
	Preferred	Stock	Common	Stock
	Shares	Amount	Shares	Amount	Additional paid-in capital	Retained earnings(Deficit)
BALANCE-December 31, 1998	50	$1	1090	$11	$323,599	$(215,877)

Additional shares issued			3400	34	35,122

Net income(loss) for year						(42,799)

	_____	_____	_____	_____	_____	_____

BALANCE-December 31, 1999	50	1	4,490	45	358,721	(258,676)

Net Income for year						24,426

Preferred Stock cash dividend						(33,441)

BALANCE-December 31, 2000	50	$1	4,490	$45	$358,721	$(67,691)

The accompanying notes are an integral part of these financial statements.

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
CASH FLOW FROM OPERATING ACTIVITES
Net Income (Loss)	$24,426	($42,799)

Adjustments to reconcile net income (loss)
To net cash from(used in) operating activities

(Increase)Decrease in accounts receivable	(2,206)	7,800
((Increase) in inventory	(376)	-0-
Decrease in notes and loans receivable	30,810	8,600
(Increase)Decrease in prepaid expenses	(1,950)	3,090
(Decrease) in accounts payable	(228)	(3,510)
Increase(Decrease) in commissions payable	3,630	(13,742)
Increase in stock for compensation	-0-	35,156

Net cash flow from (used in) operating activities	54,106	(5,405)

CASH FLOW FROM INVESTING ACTIVITIES
Increase in deposits held	-0-	20,000

Net cash flow from(used in) investing activities	-0-	20,000

CASH FLOW FROM FINANCING ACTIVITIES

Preferred stock cash dividend	33,441	-0-

Net cash flow from (used in) financing activities	(33,441)	-0-

NET INCREASE IN CASH	20,665	14,595

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	50,839	36,244

CASH AND CASH EQUIVALENTS AT END OF YEAR	$71,504	$50,839

The accompanying notes are an integral part of these financial statements

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF CHANGES IN LIABILITES

SUBORDINATED TO CLAIMS OF GENERAL CREDITORS

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
SUBORDINATED LIABILITIES AT DECEMBER 31, 1998	$-0-
Changes during the year	-0-
SUBORDINATED LIABILITIES AT DECEMBER 31, 1999	-0-
Changes during the year	-0-
SUBORDINATED LIABILITIES AT DECEMBER 31, 2000	$-0-

The accompanying notes are an integral part of these financial statements

BERNARD, LEE & EDWARDS SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

NOTE 1 - Business and Organization

The accompanying was incorporated in Delaware on January 3, 1989 as Pro America Securities, Inc. On Nov. 2, 1990, the name was changed to Bernard, Lee & Edwards Securities, Inc. The Company is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

The Company acts as an introducing broker through a clearing arrangement with two broker-dealer on a fully disclosed basis. These broker-dealers provide clearing services, handle funds of the Company s customers, hold securities, and we remit activity statements to customers.

The Company sells investment-related products, primarily securities to the small investor in 24 states across the country.

NOTE 2-Summary of Significant Accounting Policies

The recognition of a commission income - customer securities transactions are recorded on a trade date basis with related commission income and expenses recorded on a trade date basis.

Market - The Company earns commissions on retail stock transactions sold to customers in 24 states across the country.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affects certain reported amounts and disclosures. Accordingly, actual results could differ from the these estimates.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less and one clearing deposit to be a cash equivalent.

NOTE 3 -Net Capital Requirement

The Company is subject to the Securities Exchange Commission s uniform Net Capital Rule (Rule 15c3-1) which requires the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Net capital and the related net capital ratio fluctuates on a daily basis; however, as of December 31, 2000 and 1999 the net capital ratio was 0.61 to 1 and 0.84 to 1 and net capital was $52,448 and $34,126 which exceeded the minimum net capital requirement by $47,448 and $29,126, respectively.

NOTE 4 - Cash

Included in cash is a $37,506 deposit retained by a clearing broker-dealer to offset unsecured customer debits.

NOTE 5 - Income Taxes

Significant components of deferred income taxes are as follows:
Net operating loss	$79,500
Total deferred tax asset	79,500
Less valuation allowance	79,500
Net deferred tax asset	$0

The Company has assessed its past earnings history and trends and expiration dates of the carryforwards and has determined that it is more than likely that no deferred tax assets will be realized. A valuation allowance of $79,500 as of December 31, 2000 is maintained on deferred tax assets which the Company has determined to be more than likely not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as appropriate.

As of December 31, 2000 the Company had a net operating loss carryforward of $234,000. The net operating loss can be carried forward to offset future taxable income and will expire between December 31, 2009 and December 31, 2019.

NOTE 6 - Stockholder s Equity

In May, 1990 to the Company amended its certificate of incorporation to authorize 1,000 shares of preferred stock, par value of $.02 per share. Pursuant thereto the company authorized Series A preferred stock with a face value of $1,000 per Share, non-voting, Each share to be convertible into 10 shares of common stock. The preferred stock shall pay 8% cumulative dividends, payable semi-annually. The Company shall have the right to call the preferred stock on 30 days notice in writing. If not converted, the Company shall pay $100 per share, for each year the preferred stock has been outstanding. Fractional years will be prorated.

Larry Legel, CPA

Practice Concentrating in

Taxation and Securities

5100 N.Federal Highway, Suite 409

Fort Lauderdale, FL 33308

(954) 493-8900 Office

(954) 493-8300 Fax

email: LarryLegel@aol.com

ACCOUNTANT"S REPORT ON SUPPLEMENTARY INFORMATION PURSUANT TO SEC RULE 17 a-5

Stockholders

Bernard, Lee & Edwards Securities, Inc.

Leesburg, FL

My examination is made for the purpose of forming an opinion of the basic financial statements taken as a whole. The information contained in the schedules presented in pages 10 and 11 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is required by rule 17a-5 of the Securities & Exchange Commission. Such information has been subjected to the auditing procedures applied in examination of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole. Further, it is my opinion that the schedules present fairly, the information therein in conformity with the rules of the Securities & Exchange Commission.

Larry Legel

/s/ Larry Legel

Certified Public Accountant

January 30, 2001

BERNARD, LEE & EDWARDS SECURITIES, INC.

SUPPLEMENTARY INFORMATION PURSUANT TO SEC RULE 17a-5

DECEMBER 31, 2000 AND 1999
COMPUTATION OF NET CAPITAL
	2000	1999
Total stockholders equity	$91,076	$100,091

Deductions and/or charges:
Nonallowable assets:
Excess cash deposit	(2,506)	(1,039)
Note receivable	(25,500)	(56,310)
Prepaid and other expenses	(10,566)	(8,616)
15% haircut on inventory	(56)	-0-

NET CAPITAL	$52,448	$34,126

COMPUTATION OF BASIC NET CAPITAL REQUIREMENT

Net capital required (greater of a or b)	$5,000	$5,000

a. Minimum capital required (6 2/3% of aggregate indebtedness)	$2,143	$1,916

b. Minimum dollar of net capital required	$5,000	$5,000

Excess net capital	$47,448	$29,126

COMPUTATION OF AGGREGATE INDEBTEDNESS

Total aggregate indebtedness	$32,141	$28,739

Ratio of aggregate indebtedness to net capital	0.61:1	0.84:1

BERNARD, LEE & EDWARDS SECURITIES, INC.

SUPPLEMENTARY INFORMATION PURSUANT TO SEC RULE 17a-5 (CONT)

DECEMBER 31, 2000 AND 1999
RECONCILIATION OF COMPUTATION OF NET CAPITAL

The net capital per the FOCUS Report for the quarter ended December 31, 2000 and 1999 was $54,828 and $34,157

	2000	1999

The adjustments which reconcile the net capital as shown on the FOCUS report	$54,828	$34,157

1. Increase in net capital due to trade date adjustment	459	792

2. Decrease in cash account	(333)	-0-

3. Net decrease in accounts payable	(2,506)	(1,039)

Net capital per report	$52,448	$34,126

EXEMPTIVE PROVISION UNDER RULE 15c3-3

With respect to the Computation for Determination of Reserve Requirements and Information relating to the Possession or Control Requirements under Rule 15c3-3, Bernard, Lee & Edwards Securities, Inc. qualifies for exemption under subparagraph (K)(2)(ii) of the Rule.

Larry Legel, CPA

Practice Concentrating in

Taxation and Securities

5100 N.Federal Highway, Suite 409

Fort Lauderdale, FL 33308

(954) 493-8900 Office

(954) 493-8300 Fax

email: LarryLegel@aol.com

INDEPENDENT ACCOUNTANT S SUPPLEMENTARY REPORT ON INTERNAL ACCOUNTING CONTROL

Stockholders

Bernard, Lee & Edwards Securities, Inc.

Leesburg, FL

I had examined the financial statements of Bernard, Lee & Edwards Securities, Inc. for the year ended December 31, 2000 and have issued my report thereon, dated January 30, 2001. As part of my examination, I made a study and evaluation of the Company s system of internal accounting control to the extent I considered necessary to evaluate the system as required by generally accepted auditing standards and Rule 17a-5 of the Securities Exchange Act of 1934. This study and evaluation included, in the accounting system, the procedures for safeguarding securities and the practice and procedures followed by the Company in making the periodic computations of net capital under Rule 17 a-3 (a) (11). Roll 17a-5 states that the scope of the study and evaluation should be sufficient to provide reasonable assurance that any material weakness existing at the date of my examination would be disclosed. The purposes of my study and evaluation were to determine the nature, timing, and extent of the auditing procedures necessary for expressing an opinion on the Company s financial statements and to provide a basis of reporting material weakness in internal accounting control under rule 17a-5. My study and evaluation was more limited than would be necessary to express an opinion on the system of internal accounting control taken as a whole.

I have found that, with respect to rule 15 c3-3, the Company does not obtain and maintain physical possession or control of any of fully paid or access margin securities of customers.

The management of the Company is responsible for establishing and maintaining a system of internal accounting control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related cost of control procedures. The objectives of a system are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management s authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles.

Because of inherent limitations in any system of internal accounting control, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of the system to future periods is subject to the risk that procedures may become inadequate because of changes and conditions or that the degree of compliance with the procedures may deteriorate.

My study and evaluation, described in the first paragraph, would not necessarily disclose all material weakness in the system. Accordingly, I do not express and opinion on the system of internal accounting control of the Company taken as a whole. However, my study and evaluation disclosed no condition that I believe to be a material weakness.

This report is intended solely for the use of management, the Securities & Exchange Commission, and other regulatory agencies pursuant to their requirements and should not be used for any other purpose.

LARRY LEGEL

/s/ Larry Legel

Certified Public Accountant

January 30, 2001

Independent Auditor s Report

Stockholders

Bernard, Lee & Edwards Securities, Inc.

I have audited the accompanying balance sheet of Bernard, Lee & Edwards Securities, Inc. as of December 31, 1999 and related statements of operations, changes in stockholders equity, and cash flows for the year then ended. These financial statement of the responsibility of the Company s management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit accordance with generally accepted auditing standards. Those standards require that I plan and prepare an audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, the financial position of Bernard, Lee & Edwards Securities, Inc. as of December 31, 1999 and results of its operations its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Larry legal

Certified Public Accountant

February 15, 2000

Fort Lauderdale, FL

BERNARD, LEE & EDWARDS SECURITIES, INC.

BALANCE SHEET

December 31, 1999
ASSETS

CURRENT ASSETS:
Cash	$50,839
Accounts receivable	13,065
Note receivable	56,310
Prepaid and other expenses	8,616

Total current assets	128,830

TOTAL	$128,860

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	3,763
Commissions payable	4,976
Deposits held	20,000

Total current liabilities	28,739

STOCKHOLDERS EQUITY
Preferred stock - $.02 par value, 1,000 shares authorized, 50 shares issued and outstanding	1
Common stock - $.01 par value, 5,000 shares authorized, 4,490 shares issued and outstanding	45
Additional paid-in capital	358,721
Retained earnings(deficit)	(258,676)

Total stockholders equity	100,091

TOTAL	$128,830

The accompanying notes are an integral part of these financial statements.

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF OPERATIONS

December 31, 1999
GROSS REVENUES	$89,195

EXPENSES	131,994

INCOME BEFORE TAXES	(42,799)

PROVISION FOR INCOME TAXES	-0-

NET INCOME (LOSS)	(42,799)

RETAINED EARNINGS(DEFICIT) Beginning of year	(215,877)

RETAINED EARNINGS(DEFICIT) End of year	$(258,676)

The accompanying notes are an integral part of these financial statements.

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

December 31, 1999
	Preferred	Stock	Common	Stock
	Shares	Amount	Shares	Amount	Additional paid-in capital	Retained earnings(Deficit)
BALANCE-December 31, 1998	50	$1	1090	$11	$323,599	$(215,877)

Additional shares issued			3400	34	35,122

Net income(loss) for year						(42,799)

BALANCE-December 31, 1999	50	$1	4,490	$45	$358,721	$(258,676)

The accompanying notes are an integral part of these financial statements.

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 1999
CASH FLOW FROM OPERATING ACTIVITES
Net Income (Loss)	$(42,799)

Adjustments to reconcile net income (loss)
To net cash from(used in) operating activities

Decrease in accounts receivable	7,800
Decrease in notes and loans receivable	8,600
Decrease in prepaid expenses	3,090
Decrease in accounts payable	(3,510)
Decrease in commissions payable	(13,742)
Increase in stock for compensation	35,156

Net cash flow from (used in) operating activities	(5,405)

CASH FLOW FROM INVESTING ACTIVITIES
Increase in deposits held	20,000

Net cash flow from(used in) investing activities	20,000

CASH FLOW FROM FINANCING ACTIVITIES	-0-

NET INCREASE IN CASH	14,595

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	36,244

CASH AND CASH EQUIVALENTS AT END OF YEAR	$50,839

The accompanying notes are an integral part of these financial statements

BERNARD, LEE & EDWARDS SECURITIES, INC.

STATEMENT OF CHANGES IN LIABILITIES

SUBORDINATED TO CLAIMS OF GENERAL CREDITORS

For the Year Ended December 31, 1999
SUBORDINATED LIABILITIES AT DECEMBER 31, 1998	$-0-

Changes during the year	-0-

SUBORDNATED LIABILITIES AT DECEMBER 31, 1999	$-0-

The accompanying notes are an integral part of these financial statements

BERNARD, LEE & EDWARDS SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 1999

Note 1 - Business and Organization

The company was incorporated in Delaware on Jan. 3, 1989 as a Pro-America Securities, Inc. On November2, 1990 the name was changed to Bernard Lee & Edwards Securities, Inc. The Company s is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

The Company acts as an introducing broker through a clearing arrangement with two broker-dealers on a fully disclosed basis. These broker-dealers provide clearing services, handle funds of the Company s customers, hold securities, and remit activity statements to the customers.

The Company sells investment-related products, primarily securities, to the small investor in 24 states across the country.

Note 2 - Summary of Significant Accounting Policies

Recognition of Commission Income - customers securities transactions are recorded on a trade date basis with related commission income and expenses recorded on a trade date basis.

Market - the Company earns commissions on retail stock transactions sold to customers in 24 states across the country.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of the statement of cash flows the Company considers all highly liquid investments with an original maturity of three months or less and both clearing deposits to be a cash equivalent.

Note 3 - Net Capital Requirement

The Company is subject to the Securities and Exchange Commission s uniform Net Capital Rule (Rule 15c3-1) which requires the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Net capital and the related net capital ratio fluctuates a daily basis, however, as of December 31, 1999 the net capital ratio was 0.84 to 1 and net capital was $34,126 which exceeded the minimum net capital requirement by $29,126.

Note 4 - Cash

Included in cash are two deposits retained by the clearing broker-dealers to offset unsecured customer debits. One for $5,000 is non-interest-bearing while one for $36,039 is interest-bearing.

Nope 5 - Income Taxes

Significant components of defined income taxes are as follows:
Net operating loss	$87,000
Total deferred tax asset	87,700
Less valuation allowance	87,700
Net deferred tax asset	$ 0

The Company has assessed its past earnings history and trends and expiration dates of carry forwards and is determined it is more than likely that no deferred tax assets will be realized. A valuation allowance $87,000 as of December 31, 1999 is maintained on deferred tax assets which the Company is determined to be more than likely not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as appropriate.

As of December 31, 1999 the Company had a net operating loss carry forward of $258,000. The net operating loss can be carried forward to offset future taxable income and will expire between December 31 2009 and December 31 2019

Note 6 - Stockholders Equity

In May 1992 the Company amended its certificate of incorporation to authorize 1,000 shares of preferred stock, par value, $.02 per share. Pursuant thereto the Company authorized Series A preferred stock with a face value of $1,000 per share non-voting, each share to be convertible into 10 shares of common stock. The preferred stock shall pay 8% cumulative dividends, payable semi-annually. The Company shall have the right to call the preferred stock on 30 days notice in writing. If not converted the Company shall pay $100 per share for each year the preferred stock has been outstanding. Fractional ears will be prorated.

On May 12, 1999 and stock bonus of 3,400 shares of common stock was approved for payment to two officers as compensation for services rendered.

Nope 7 - Related Party and Note Receivable

The note receivable is dated August 2, to 1999, bears interest at 8% per annum and was written in the amount of $55,100. A $600 payment was made on Sept. 17, 1999. The note is due on demand and is secured by stock of a publicly traded corporation. The maker of the note is Heartland Diversified Industries, Inc. Heartland is a stockholder in Bernard, Lee & Edwards Securities, Inc. The President and stockholder of Heartland is also the Chief Executive Officer and a stockholder and Bernard, Lee & Edwards Securities, Inc.

Note 8 - Subsequent Event

The Company owned 22,700 warrants of a Company which were exchanged for 15,000 shares of restricted common stock. The value of the restricted stock is not included in the financial statements since its value cannot be readily determined at December 31, 1999. The restrictions expired on January 20, 2000 and the shares and now free trading.

Bernard, Lee & Edwards Securities, Inc.

Statement of Financial Condition

December 31, 1998

Assets

Current Assets
Cash	$13,595.50
Due from brokers	16,773.97
Prepaid expenses	9,795.34
NASD Deposits	300.00

Total Current Assets	40,464.81

Other Assets

Due from related parties	63,318.84
Deposits - Oxford Clearing	15,131.21
Depost - Cantella Clearing	5,000.00
Due from officers	9,810.00

Total Other Assets	93,260.05

Total Assets	$133,724.86

Liabilites & Stockholders Equity

Current Liabilities

Branch Office Deposits	$5,637.87
Accounts Payable	1,633.43
Due to related parties	18,719.85

Total Current Liabilities	25,991.15

Stockholders Equity

Preferred stock, par value $.02 per share, authorized 1,000 shares, issued and outstanding 50 shares	1.00
Common stock, par value $.01 per share, authorized 5,000 shares, issued and outstanding 1,090 shares	10.90
Additional paid-in capital	323,599.19
Deficit	(215,877.38)

Total Stockholders Equity	107,733.71

Total Liabilities & Stockholders Equity	$133,724.86

See accompanying notes to financial statements

Bernard, Lee & Edwards Securities, Inc.

Statement of operations and (Deficit)

For The Year Ended December 31, 1998
Income

Commissions and fees	$86,730.42
Interest Income	1,295.41

Total Income	88,025.83

Operating Expenses	88,826.83

Net Profit(Loss) for the Year	(800.66)

Deficit - January 1, 1998	(215,076.72)

Deficit - December 31, 1998	($215,877.38)

Computation of Net Capital

As At December 31, 1998
Stockholders Equity	$107,733.71
Less: nonallowable assets	75,005.34
32,726.37
Less: Haircut on Money Market Fund	154.00
Net capital positions	32,574.37
Less: Minimum capital requirement	5,000.00

Excess Net Capital	$27,728.37

Aggregate indebtedness	$1,633.43
Percentage of Aggregate Indebtebtness to Net Capital	5.89%

See accompanying notes to financial statements

Bernard, Lee & Edwards Securities, Inc.

Statement of Cash Flows

For The Year Ended December 31, 1998
Cash Flows from operating activities

Net Income(Loss)	($800.66)
(Increase) Decrease in current assets	(4,971.02)
Increase (Decrease) in current liabilities	12,392.01

Net Cash Used by Operating Activities	6,620.33

Cash Flows from financing activities

(Increase) in other assets	(28,450.05)
Increase in common stock	1.50
Increase in paid-in capital	14,998.50

Net Cash Provided From Financing Activities	(13,450.05)

Net Increase in Cash and Equivalents	(6,829.72)

Cash and Equivalents - January 1, 1998	20,425.22

Cash and Equivalents - December 31, 1998	$13,595.50

Statement of Changes in Stockholders Equity

For the Year Ending December 31, 1998
Balance - January 1, 1998	$93,534.37
Increase in paid-in capital and common stock	15,000.00
Net profit for the year	(800.66)

Shareholders Equity - December 31, 1998	$107,733.71

See accompanying notes to financial statements

Bernard, Lee & Edwards Securities, Inc.

Notes to Financial Statements

December 31, 1998

Summary of Significant Accounting Policies

A. The Company was incorporated in January, 1989 begin business in 1991. The Company has elected a fiscal year ending in December.

B. Cash and cash equivalents - For purposes of this Statement of Cash Flows, the Company considers a highly liquid investment with an original maturity or three months or less to be a cash equivalent.

2. Stockholder s Equity

In May, 1992, the Company amended its certificate of incorporation to authorize 1000 shares of preferred stock, par value $.02 per share. Pursuant thereto the Company authorized Series A preferred stock with a face value of $1000 per share, non-voting, each share to be convertible into ten shares of common stock. The preferred stock shall pay 8% cumulative dividends, payable semi-annually. The Company shall have the right to call the preferred stock on thirty days notice in writing. If not converted, the Company shall pay $100 per share, for each year the preferred stock has been outstanding. Fractional years will be prorated.

An option has been issued to stockholder and officer to purchase 300 shares of the Company s common stock at an exercise price of $100 per share for a period of five years from date of issuance or until October 28, 1998. This option has expired.

3. Net Capital Requirements

As a broker-dealer, the Company is required to maintain a minimum net capital of $5000 as at December 31, 1998. As calculated by me, the Company s net capital as at December 31, 1998 was $24,509.53. Aggregate indebtedness of $1633.43 was 8.37% of net capital, below the Securities and Exchange Commission maximum of 1500%. As at December 31, 1998 the Company had net excess capital of $19,509.53. No computation for determination of reserve requirements is required pursuant to Rule 15c3-3 since all trades are cleared through Cantella & Co., 1 Court Street, Boston, Mass 02108.

4. Commitments and Contingencies

No SIPC Supplementary Report is required because the Company paid only the minimum SIPC assessment.

BACK COVER PAGE OF PROSPECTUS

AVAILABLE INFORMATION

RISK FACTORS

SELECTED FINANCIAL DATA

MANAGEMENT S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

USE OF PROCEEDS FROM SALE OF

USE OF PROCEEDS FROM EXERCISE OF WARRANTS BEING OFFERED

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES

DESCRIPTION OF BUSINESS

LEGAL PROCEEDINGS

DESCRIPTION OF PROPERTY

EMPLOYEES

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE COMPENSATION

STOCK OPTION PLAN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL STOCKHOLDERS

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

PLAN OF DISTRIBUTION

DILUTION

DETERMINATION OF OFFERING PRICE

SELLING SECURITY HOLDERS

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

LEGAL PROCEEDINGS

EXPERTS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

RECENT SALES OF UNREGISTERED SECURITIES

ORGANIZATION WITHIN LAST FIVE YEARS

UNDERTAKINGS

FINANCIAL STATEMENTS

Common Stock Units

No Par Value

BERNARD, ALLAN & EDWARDS, INC.

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given of made, such information or representation must not be relied upon as having been authorized by Bernard, Allan & Edwards. Neither the delivery of this Prospectus nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Bernard, Allan & Edwards since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction where such sale or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such and offer or solicitation.

October 23, 2001